                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ] Preliminary Proxy Statement         [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material under
        Rule 240.14a-12


                              The Coca-Cola Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5)  Total fee paid:

    ----------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3)  Filing Party:

     ---------------------------------------------------------------------------

     (4)  Date Filed:

     ---------------------------------------------------------------------------

                          (THE COCA-COLA COMPANY LOGO)

                                ATLANTA, GEORGIA

DOUGLAS N. DAFT
CHAIRMAN OF THE BOARD
         AND
CHIEF EXECUTIVE OFFICER

                                                                   March 4, 2002

Dear Share Owner:

     I would like to extend a personal invitation for you to join us at our Annual Meeting of Share Owners on Wednesday, April 17, 2002, at 9:30 a.m. in The Theater at Madison Square Garden in New York City. The theater entrance is located on Seventh Avenue between W. 31st and W. 33rd Streets.

     We chose to hold this year's meeting in New York City in memory of the tragic events of September 11, 2001 and in support of this great city's efforts to recover and rebuild. I think it will be a particularly special and memorable meeting in light of the past months, and I sincerely hope you can join us.

     To help with your travel arrangements, we have worked with our hotel partners and our restaurant customers in New York City to provide special rates for you. To find out more information on these special rates and other attractions in New York City, please go to www.Coca-ColainNYC.com or call 1-866-924-0001.

     At this year's meeting, you will vote on the election of six Directors, ratification of Ernst & Young LLP's appointment as independent auditors, approval of the Company's 2002 Stock Option Plan, and four proposals of share owners.

     Attached you will find a notice of meeting and proxy statement that contains further information about these items and the meeting itself, including:

        - How to obtain an admission card, if you plan to attend, and

        - Different methods you can use to vote your proxy, including the telephone and Internet.

     Your vote is important to us and to our business. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

     If you do plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting. I hope to see you in New York.

                                          /s/ DOUGLAS N. DAFT
                                          DOUGLAS N. DAFT

                          (THE COCA-COLA COMPANY LOGO)

                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS

TO THE OWNERS OF COMMON STOCK
OF THE COCA-COLA COMPANY

     The Annual Meeting of Share Owners of The Coca-Cola Company (the "Company") will be held in The Theater at Madison Square Garden, Seventh Avenue between W. 31st and W. 33rd Streets, New York, New York, on Wednesday, April 17, 2002, at 9:30 a.m., local time. The purposes of the meeting are:

          1. To elect four Directors to serve until the 2005 Annual Meeting of Share Owners and two Directors to serve until the 2004 Annual Meeting of Share Owners,

          2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2002 fiscal year,

          3. To approve the 2002 Stock Option Plan of The Coca-Cola Company,

          4. To vote on four proposals submitted by share owners if properly presented at the meeting, and

          5. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors set February 22, 2002, as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to:

        - receive this notice of the meeting, and

        - vote at the meeting and any adjournments or postponements of the meeting.

     We will make available a list of share owners as of the close of business on February 22, 2002, for inspection by share owners during normal business hours from April 5 through April 16, 2002, at the Company's principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to share owners at the meeting.

                                          By Order of the Board of Directors

                                          SUSAN E. SHAW
                                          Secretary

Atlanta, Georgia
March 4, 2002

WE URGE EACH SHARE OWNER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE SHARES IN PERSON.

                               TABLE OF CONTENTS

PROXY STATEMENT.............................................    1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING..........    2

ELECTION OF DIRECTORS.......................................    5

EXECUTIVE COMPENSATION......................................   17

CERTAIN INVESTEE COMPANIES..................................   31

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.........   32

REPORT OF THE AUDIT COMMITTEE...............................   32

PROPOSAL TO APPROVE THE 2002 STOCK OPTION PLAN OF THE
  COCA-COLA COMPANY.........................................   35

PROPOSALS OF SHARE OWNERS...................................   38

EXPENSES OF SOLICITATION....................................   45

PROPOSALS OF SHARE OWNERS FOR 2003 ANNUAL MEETING...........   45

HOUSEHOLDING................................................   46

OTHER INFORMATION...........................................   46

APPENDIX I -- THE COCA-COLA COMPANY 2002 STOCK OPTION
  PLAN......................................................   47

                             THE COCA-COLA COMPANY
                              ONE COCA-COLA PLAZA
                             ATLANTA, GEORGIA 30313

                                                                   March 4, 2002

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHARE OWNERS
                           TO BE HELD APRIL 17, 2002

     Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2002 Annual Meeting of Share Owners of The Coca-Cola Company (the "Company"). The meeting will be held in The Theater at Madison Square Garden, Seventh Avenue between W. 31st and W. 33rd Streets, New York, New York, on April 17, 2002, at 9:30 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

     The mailing address of our principal executive offices is One Coca-Cola Plaza, Atlanta, Georgia 30313. We are first sending the proxy materials to share owners on March 4, 2002.

     All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

     Only owners of record of shares of Common Stock at the close of business on February 22, 2002, are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On February 22, 2002, there were 2,484,715,366 shares of Common Stock issued and outstanding.

                          QUESTIONS AND ANSWERS ABOUT
                             THE MEETING AND VOTING

1. WHAT IS A PROXY?

     It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. As is our usual practice, three of our outside Directors have been designated as proxies for the 2002 Annual Meeting of Share Owners. These three Directors are Donald F. McHenry, Paul F. Oreffice and Peter V. Ueberroth.

2. WHAT IS A PROXY STATEMENT?

     It is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating Donald F. McHenry, Paul F. Oreffice and Peter V. Ueberroth each as proxies to vote on your behalf.

3. WHAT IS THE DIFFERENCE BETWEEN A SHARE OWNER OF RECORD AND A SHARE OWNER WHO HOLDS STOCK IN STREET NAME?

     - If your shares are registered in your name, you are a share owner of record.

     - If your shares are in the name of your broker or bank, your shares are held in street name.

4. HOW DO YOU GET AN ADMISSION CARD TO ATTEND THE MEETING?

     If you are a share owner of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting.

     If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

     You will also need to bring a photo ID to gain admission.

5. WHAT DIFFERENT METHODS CAN YOU USE TO VOTE?

     (a) By Written Proxy: All share owners can vote by written proxy card.

     (b) By Telephone and Internet Proxy: All share owners of record also can have their shares voted by proxy by touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate share owners' identities, to allow share owners to vote their shares, and to confirm that their instructions have been properly recorded.

     (c) In Person: All share owners may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

     The record date for the 2002 Annual Meeting of Share Owners is February 22, 2002. The record date is established by the Board of Directors as required by Delaware law. Owners of record of Common Stock at the close of business on the record date are entitled to:

     (a) receive notice of the meeting, and

     (b) vote at the meeting and any adjournments or postponements of the meeting.

7. HOW CAN YOU REVOKE A PROXY?

     A share owner can revoke a proxy prior to the completion of voting at the meeting by:

     (a) giving written notice to the Secretary of the Company,

     (b) delivering a later-dated proxy, or

     (c) voting in person at the meeting.

8. ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

     We will continue our long-standing practice of holding the votes of all share owners in confidence from Directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a share owner makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

9. WHAT ARE YOUR VOTING CHOICES WHEN VOTING FOR DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

     In the vote on the election of four Director nominees to serve until the 2005 Annual Meeting of Share Owners and two Director nominees to serve until the 2004 Annual Meeting of Share Owners, share owners may:

     (a) vote in favor of all nominees,

     (b) vote to withhold votes as to all nominees, or

     (c) withhold votes as to specific nominees.

     Directors will be elected by a plurality vote.

     The Board recommends a vote "FOR" each of the nominees.

10. WHAT ARE YOUR VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, AND WHAT VOTE IS NEEDED TO RATIFY THEIR APPOINTMENT?

     In the vote on the ratification of the appointment of Ernst & Young LLP as independent auditors, share owners may:

     (a) vote in favor of the ratification,

     (b) vote against the ratification, or

     (c) abstain from voting on the ratification.

     The proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

     The Board recommends a vote "FOR" this proposal.

11. WHAT ARE YOUR VOTING CHOICES WHEN VOTING ON THE ADOPTION OF THE 2002 STOCK OPTION PLAN OF THE COCA-COLA COMPANY, AND WHAT VOTE IS NEEDED TO ADOPT THE PLAN?

     In the vote on the adoption of the 2002 Stock Option Plan of The Coca-Cola Company, share owners may:

     (a) vote in favor of the adoption,

     (b) vote against the adoption, or

     (c) abstain from voting on the adoption.

     The proposal to approve the adoption of the 2002 Stock Option Plan of The Coca-Cola Company will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

     The Board recommends a vote "FOR" this proposal.

12. WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH SHARE-OWNER PROPOSAL PROPERLY PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE ANY OF THE SHARE-OWNER PROPOSALS?

     A separate vote will be held on each of the four share-owner proposals that is properly presented at the meeting. In voting on each of the proposals, share owners may:

     (a) vote in favor of the proposal,

     (b) vote against the proposal, or

     (c) abstain from voting on the proposal.

     In order to be approved, each share-owner proposal would require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

     The Board recommends a vote "AGAINST" each of the four share-owner proposals.

13. WHAT IF A SHARE OWNER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

     Share owners should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees, FOR the proposal to ratify the appointment of Ernst & Young LLP, FOR the adoption of the 2002 Stock Option Plan of The Coca-Cola Company, and AGAINST each share-owner proposal.

14. HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

     Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

BOARD OF DIRECTORS

     The share owners elect approximately one-third of the members of the Board of Directors annually. The Directors are divided into three classes. Each class serves for a period of three years, although occasionally a Director may be elected for a shorter term in order to keep the number of Directors in each class approximately equal. This has been the Company's practice since 1945.

     The terms of Cathleen P. Black, Warren E. Buffett, Douglas N. Daft and Susan B. King will expire at the 2002 Annual Meeting. Each has been nominated by the Board of Directors to stand for reelection at the meeting to hold office until our 2005 Annual Meeting and until his or her successor is elected and qualified. In February 2002, the Board of Directors, pursuant to the By-Laws of the Company, determined that the number of Directors of the Company should be increased from 12 to 14, effective as of the 2002 Annual Meeting. The Board of Directors has nominated Barry Diller and Robert L. Nardelli to stand for election at the meeting to hold office until our 2004 Annual Meeting and until their successors are elected and qualified.

     We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable or unwilling for good cause to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF CATHLEEN P. BLACK, WARREN E. BUFFETT, DOUGLAS N. DAFT, SUSAN B. KING, BARRY DILLER AND ROBERT L. NARDELLI.

--------------------------------------------------------------------------------

                  NOMINEES FOR ELECTION TO TERM EXPIRING 2005

-------------------------------------------------------------------------------------------------------
(PHOTO)                  CATHLEEN P. BLACK                              Director since 1993
Cathleen P. Black        New York, New York                             Age 57

                         Ms. Black is President, Hearst Magazines, a unit of The Hearst Corporation, a major media and communications company, and has held this position since
                         November 1995. Ms. Black has been a Director of The Hearst Corporation since
                         January 1996. From May 1991 to November 1995, she served as President and
                         Chief Executive Officer of Newspaper Association of America, a newspaper industry organization. She served as a Director of the Company from April 1990 to May 1991, and was again elected as a Director in October 1993. Ms. Black is a Director of International Business Machines Corporation and iVillage.com.

                         Chairman of the Compensation Committee (including its Restricted Stock and
                         Stock Option Subcommittees) and a member of the Audit and Public Issues and
                         Diversity Review Committees of the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  WARREN E. BUFFETT                              Director since 1989
Warren E. Buffett        Omaha, Nebraska                                Age 71

                         Mr. Buffett is Chairman of the Board and Chief Executive Officer of Berkshire
                         Hathaway Inc., a diversified holding company, and has held these positions for more than the past five years. He is also a Director of The Gillette Company and The Washington Post Company.

                         Member of the Audit and Finance Committees of the Board of Directors of the
                         Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  DOUGLAS N. DAFT                                Director since 1999
Douglas N. Daft          Atlanta, Georgia                               Age 58

                         Mr. Daft is Chairman of the Board and Chief Executive Officer of the Company,
                         and has held these positions since February 17, 2000. He served as President and Chief Operating Officer of the Company from December 5, 1999 until
                         February 17, 2000. He previously served as Senior Vice President of the
                         Company from 1991 until December 5, 1999. Mr. Daft also served as President of the Middle and Far East Group which also included management responsibility for the Africa Group and the Schweppes Beverage Division from October 29, 1999 until December 5, 1999. Mr. Daft has worked in the Company since 1969, and has held various executive positions since 1984. Mr. Daft is a Director of
                         SunTrust Banks, Inc.

                         Chairman of the Executive Committee of the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------

(PHOTO) Cathleen P.
  Black
(PHOTO) Warren E.
  Buffett
(PHOTO) Douglas N. Daft

---------------------------------------------------------------------------------------------------------------------
(PHOTO)                  SUSAN B. KING                                                 Director since 1991
Susan B. King            Durham, North Carolina                                        Age 61

                         Ms. King is Chairman of the Board of The Leadership Initiative, a support corporation of
                         Duke University, charged with the establishment of undergraduate college leadership programs, and has held this position since September 2001. From September 1999 to September
                         2001, she served as President of The Leadership Initiative. From January 1995 until
                         September 1999, she served as Leader in Residence, Hart Leadership Program, Sanford
                         Institute of Public Policy, Duke University. She was Senior Vice President -- Corporate
                         Affairs of Corning Incorporated from March 1992 through April 1994, and served as President of Corning's Steuben Glass division from 1987 to March 1992. She is a Director of Guidant
                         Corporation.

                         Member of the Compensation Committee (including its Restricted Stock and Stock Option
                         Subcommittees) and the Public Issues and Diversity Review Committee of the Board of
                         Directors of the Company.
---------------------------------------------------------------------------------------------------------------------

                                     NOMINEES FOR ELECTION TO TERM EXPIRING 2004
---------------------------------------------------------------------------------------------------------------------
(PHOTO)                  BARRY DILLER
Barry Diller             New York, New York                                            Age 60

                         Mr. Diller is Chairman of the Board and Chief Executive Officer of USA Networks, Inc. (or
                         its predecessors), an information, entertainment and direct selling company, a position he has held since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC,
                         Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the
                         Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc.,
                         Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of
                         Paramount Pictures Corporation. He is a Director of Expedia, Inc., Ticketmaster and The
                         Washington Post Company.
---------------------------------------------------------------------------------------------------------------------
(PHOTO)                  ROBERT L. NARDELLI
Robert L. Nardelli       Atlanta, Georgia                                              Age 53

                         Mr. Nardelli is Chairman of the Board, President and Chief Executive Officer of The Home
                         Depot, Inc., a major home improvement retailer, a position he has held since December 2000.
                         From 1995 to December 2000, he served as President and Chief Executive Officer of GE Power
                         Systems.
---------------------------------------------------------------------------------------------------------------------

(PHOTO) Susan B. King
(PHOTO) Barry Diller
(PHOTO) Robert L.
  Nardelli

---------------------------------------------------------------------------------------------------------------------

                                      INCUMBENT DIRECTORS -- TERM EXPIRING 2003
---------------------------------------------------------------------------------------------------------------------
(PHOTO)                  RONALD W. ALLEN                                               Director since 1991
Ronald W. Allen          Atlanta, Georgia                                              Age 60

                         Mr. Allen is a consultant to and Advisory Director of Delta Air Lines, Inc., a major U.S.
                         air transportation company, and has held these positions since July 1997. He retired as
                         Delta's Chairman of the Board, President and Chief Executive Officer in July 1997, and had
                         been its Chairman of the Board and Chief Executive Officer since 1987. He is a Director of
                         Aaron Rents, Inc.

                         Member of the Executive and Audit Committees and the Committee on Directors of the Board of
                         Directors of the Company.
---------------------------------------------------------------------------------------------------------------------
(PHOTO)                  DONALD F. MCHENRY                                             Director since 1981
Donald F. McHenry        Washington, D.C.                                              Age 65

                         Mr. McHenry is Distinguished Professor in the Practice of Diplomacy and International
                         Affairs at the School of Foreign Service, Georgetown University, and a principal owner and
                         President of The IRC Group, LLC, a New York City and Washington, D.C. consulting firm. He has held these positions for more than the past five years. He is a Director of AT&T
                         Corporation, FleetBoston Financial Corporation, International Paper Company and
                         GlaxoSmithKline plc.

                         Chairman of the Public Issues and Diversity Review Committee and a member of the Executive
                         Committee and the Committee on Directors of the Board of Directors of the Company.
---------------------------------------------------------------------------------------------------------------------
(PHOTO)                  SAM NUNN                                                      Director since 1997
Sam Nunn                 Atlanta, Georgia                                              Age 63

                         Mr. Nunn is a partner in the law firm of King & Spalding, and has held this position since
                         January 1997. He is also Co-Chairman and Chief Executive Officer of Nuclear Threat
                         Initiative, and has held this position since 2001. He served as a member of the United
                         States Senate from 1972 through 1996. He is a Director of ChevronTexaco Corporation, Dell
                         Computer Corporation, General Electric Company, Internet Security Systems, Inc.,
                         Scientific-Atlanta, Inc., and Total System Services, Inc.

                         Member of the Executive and Finance Committees of the Board of Directors of the Company.
---------------------------------------------------------------------------------------------------------------------

(PHOTO) Ronald W. Allen
(PHOTO) Donald F.
  McHenry
(PHOTO) Sam Nunn

-------------------------------------------------------------------------------------------------------
(PHOTO)                  PAUL F. OREFFICE                               Director since 1985
Paul F. Oreffice         Lake Tahoe, Nevada                             Age 74

                         Mr. Oreffice retired as Chairman of the Board and Chief Executive Officer of
                         The Dow Chemical Company in 1992, which position he had held for more than five years.

                         Member of the Finance Committee and the Compensation Committee (including its
                         Restricted Stock and Stock Option Subcommittees) and the Committee on
                         Directors of the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  JAMES B. WILLIAMS                              Director since 1979
James B. Williams        Atlanta, Georgia                               Age 68

                         Mr. Williams retired in March 1998 as Chairman of the Board and Chief
                         Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He continues to serve as a
                         Director and Chairman of the Executive Committee of SunTrust Banks, Inc. and
                         is also a Director of Genuine Parts Company, Georgia-Pacific Corporation,
                         Marine Products Corporation, Rollins, Inc. and RPC, Inc.

                         Chairman of the Finance Committee and a member of the Executive Committee of the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------

                               INCUMBENT DIRECTORS -- TERM EXPIRING 2004
-------------------------------------------------------------------------------------------------------
(PHOTO)                  HERBERT A. ALLEN                               Director since 1982
Herbert A. Allen         New York, New York                             Age 61

                         Mr. Allen is President, Chief Executive Officer, Director and Managing
                         Director of Allen & Company Incorporated, a privately held investment banking firm, and has held these positions for more than the past five years. He is a
                         Director of Convera Corporation.

                         Member of the Executive and Finance Committees of the Board of Directors of
                         the Company.
-------------------------------------------------------------------------------------------------------

(PHOTO) Paul F.
  Oreffice
(PHOTO) James B.
  Williams
(PHOTO) Herbert A.
  Allen

-------------------------------------------------------------------------------------------------------
(PHOTO)                  JAMES D. ROBINSON III                          Director since 1975
James D. Robinson III    New York, New York                             Age 66

                         Mr. Robinson is co-founder, Chairman and Chief Executive Officer of RRE
                         Investors, LLC and general partner of RRE Ventures GP II, LLC, private information technology venture investment firms. He is also Chairman of Violy,
                         Byorum & Partners Holdings, LLC, a private firm specializing in financial advisory and investment banking activities in Latin America, and President of
                         JD Robinson, Inc. He previously served as Chairman and Chief Executive Officer of American Express Company from 1977 to 1993. Mr. Robinson is a Director of
                         Bristol-Myers Squibb Company, Claxson Interactive Group Inc., First Data
                         Corporation, Novell, Inc., ScreamingMedia, Inc., and Sunbeam Corporation.

                         Chairman of the Committee on Directors and a member of the Public Issues and
                         Diversity Review Committee of the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  PETER V. UEBERROTH                             Director since 1986
Peter V. Ueberroth       Newport Beach, California                      Age 64

                         Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company, and has held this position since 1989. He is also
                         Co-Chairman of Pebble Beach Company. He is Chairman of Ambassadors
                         International, Inc., and a Director of Hilton Hotels Corporation and Bank of
                         America Corporation.

                         Chairman of the Audit Committee and a member of the Compensation Committee
                         (including its Restricted Stock and Stock Option Subcommittees) of the Board
                         of Directors of the Company.
-------------------------------------------------------------------------------------------------------

(PHOTO) James D.
  Robinson III
(PHOTO) Peter V.
  Ueberroth

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

     The following table sets forth information regarding beneficial ownership of Common Stock by each Director and nominee, our five most highly compensated executive officers, and our Directors, nominees and executive officers as a group, all as of February 22, 2002.

                                                       AGGREGATE NUMBER         PERCENT OF
                                                          OF SHARES             OUTSTANDING
                       NAME                           BENEFICIALLY OWNED        SHARES(20)
                       ----                           ------------------    -------------------
Herbert A. Allen..................................         8,958,719(1)                *
Ronald W. Allen...................................            17,426(2)                *
Cathleen P. Black.................................            23,083(3)                *
Warren E. Buffett.................................       200,011,900(4)             8.05%
Barry Diller......................................                 0(5)                *
Susan B. King.....................................            18,048(6)                *
Donald F. McHenry.................................            33,151(7)                *
Robert L. Nardelli................................                 0(8)                *
Sam Nunn..........................................             9,408(9)                *
Paul F. Oreffice..................................            56,790(10)               *
James D. Robinson III.............................            22,333(11)               *
Peter V. Ueberroth................................            96,558(12)               *
James B. Williams.................................       105,671,138(13)            4.25%
Douglas N. Daft...................................         2,539,533(14)               *
Brian G. Dyson....................................           494,920(15)               *
Steven J. Heyer...................................           381,377(16)               *
Deval L. Patrick..................................           215,777(17)               *
Carl Ware.........................................           721,713(18)               *
All Directors, Nominees and Executive Officers as
  a Group (23 Persons)............................       320,431,168(19)           12.83%

------------

     * Less than 1% of issued and outstanding shares of Company Common Stock.

     (1) Includes 2,347,920 shares held by Allen & Company Incorporated ("ACI"). Also includes 16,000 shares held by Allen Capital International L.P., 12,872 shares held by Allen Capital L.P. and 244,564 shares held by Allen Capital II, L.P., each of which is an affiliate of ACI's parent company, 258,938 shares which represent certain family members' interests in a partnership and 72,103 shares held by his children; Mr. Allen exercises no investment discretion or control over and has disclaimed beneficial ownership of such shares. Does not include 200,000 shares held by ACI's pension plan nor 10,000 shares managed by Mr. Allen's son in a fiduciary capacity, over which he does not have voting or investment power. Also includes 6,322 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (2) Includes 2,000 shares held by Mr. Allen's wife and 100 shares held by her child; Mr. Allen has disclaimed beneficial ownership of such shares. Also includes 5,326 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (3) Includes 10,000 shares jointly held with Ms. Black's husband. Also includes 12,883 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (4) Includes 200,000,000 shares held indirectly through subsidiaries of Berkshire Hathaway Inc., the capital stock of which is owned 31.1% by Mr. Buffett and three trusts of which he is trustee but in which he has no beneficial interest and 2.3% by his wife. Also includes 11,900 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (5) Nominee for Director.

     (6) Includes 700 shares held by her husband. Also includes 5,348 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (7) Includes 426 shares held by Mr. McHenry's grandchildren. Also includes 7,628 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (8) Nominee for Director.

     (9) Includes 8,408 share units accrued under Mr. Nunn's account under the Deferred Compensation Plan for Non-Employee Directors.

     (10) Includes 809 shares held by Mr. Oreffice's wife and 3,000 shares held by a trust of which his wife is sole trustee. Also includes 10,357 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (11) Does not include 4,552,880 shares held by three trusts of which Mr. Robinson is a beneficiary. Includes 10,333 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (12) Includes 22,000 shares held by a trust of which Mr. Ueberroth is one of two trustees and a beneficiary, 10,000 shares held by his wife, 8,000 shares held by a foundation of which he is one of six Directors and 12,000 shares held by an investment trust for his children. Also includes 23,558 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (13) Includes 89,806,654 shares held by four foundations of which Mr. Williams is, in all cases, one of five trustees, and 15,786,700 shares held by a foundation of which he is one of three trustees. Also includes 27,784 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (14) Includes 351,625 shares held jointly with his wife, 6,569 shares credited to Mr. Daft's accounts under The Coca-Cola Company Thrift & Investment Plan, 700,000 shares which are subject to transfer restrictions, 1,000,000 shares which are subject to performance criteria and 51,400 shares held by a foundation of which his wife is sole trustee. Also includes 239 shares held by his son and 65,200 shares held by two trusts of which his wife is sole trustee; Mr. Daft has disclaimed beneficial ownership of such shares. Also includes 364,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2002.

     (15) Includes 411,500 shares held by a family limited partnership of which he is a general partner and a family trust of which his wife is trustee and 15,765 shares held by a foundation of which he is the sole trustee.

     (16) Includes 127 shares credited to Mr. Heyer's accounts under The Coca-Cola Company Thrift & Investment Plan and 175,000 shares which are subject to performance criteria. Also includes 201,250 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2002.

     (17) Includes 127 shares credited to Mr. Patrick's accounts under The Coca-Cola Thrift & Investment Plan, 66,000 shares which are subject to transfer restrictions, 125,000 shares which are subject to performance criteria and 50 shares held by his daughter. Also includes 19,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2002.

     (18) Includes 32,065 shares credited to Mr. Ware's accounts under The Coca-Cola Company Thrift & Investment Plan, 212,000 shares which are subject to transfer restrictions, 125,000 shares which are subject to performance criteria, 7,528 shares held by his wife, 519 shares held by his son, 170 shares held by his daughter-in-law and 1,909 shares held by his grandchildren. Also includes 333,256 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2002.

     (19) Includes 993,400 shares which are subject to transfer restrictions, 1,925,000 shares which are subject to performance criteria, 1,491,396 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2002 and 64,952 shares credited to accounts under The Coca-Cola Company Thrift & Investment Plan. Includes the share units listed in the above footnotes.

     (20) Share units accrued under the Deferred Compensation Plan for Non-Employee Directors and shares which may be acquired upon the exercise of options are not counted as outstanding shares in calculating these percentages.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers, Directors and certain persons who own more than ten percent of the Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and related regulations:

     - to file reports of their ownership of Common Stock with the SEC and the New York Stock Exchange (the "Exchange"), and

     - to furnish us with copies of the reports.

     We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, we believe that all required Section 16(a) reports were timely filed in 2001, except that Mr. Herbert Allen's Form 5 for the year ended December 31, 2001 was filed two days late.

PRINCIPAL SHARE OWNERS

     Set forth in the table below is information as of December 31, 2001 about persons we know to be the beneficial owners of more than five percent of the issued and outstanding Common Stock:

                                                                      PERCENT OF CLASS
                                                NUMBER OF SHARES           AS OF
NAME AND ADDRESS                               BENEFICIALLY OWNED    DECEMBER 31, 2001
----------------                               ------------------    ------------------
Berkshire Hathaway Inc.(1)                        200,000,000             8.04%
1440 Kiewit Plaza
Omaha, Nebraska 68131

SunTrust Banks, Inc.(2)                           136,064,428             5.47%
303 Peachtree Street
Atlanta, Georgia 30308

------------

 (1) Berkshire Hathaway Inc. ("Berkshire Hathaway"), a diversified holding company, has informed the Company that, as of December 31, 2001, certain of its subsidiaries hold an aggregate of 200,000,000 shares of Common Stock. The capital stock of Berkshire Hathaway is beneficially owned 31.1% by Warren E. Buffett, one of our Directors, and three trusts of which he is a trustee but in which he has no beneficial interest and 2.3% by his wife. All of such shares of the Company are included in the share ownership of Mr. Buffett disclosed in the table of beneficial ownership of securities above.

 (2) SunTrust Banks, Inc. ("SunTrust"), a bank holding company, has informed the Company that, as of December 31, 2001, certain subsidiaries of SunTrust held either individually or in various fiduciary and agency capacities an aggregate of 136,064,428 shares of Common Stock, of which 87,797,932 shares, or 3.5% of the Common Stock, are held in various fiduciary and agency capacities as to which SunTrust and certain of its subsidiaries may be deemed beneficial owners, but as to which SunTrust and such subsidiaries disclaim any beneficial interest. SunTrust Bank owns individually 25,373,952 shares of Common Stock and SunTrust Bank Holding Company owns individually 22,892,544 shares of Common Stock as to which SunTrust may be deemed a beneficial owner. Of the shares held in fiduciary or agency capacities, such subsidiaries of SunTrust have sole voting power with respect to 81,044,940 shares, shared voting power with respect to 3,484,138 shares, sole investment power with respect to 50,593,337 shares and shared investment power with respect to 28,112,240 shares. As to the shares described above, SunTrust has further informed the Company that 87,759,706 of such shares, or 3.5% of the Common Stock, are held in various fiduciary and agency capacities by SunTrust Bank, which is a direct subsidiary of SunTrust Bank Holding Company and an indirect subsidiary of SunTrust.

INFORMATION ABOUT COMMITTEES, MEETINGS AND COMPENSATION OF DIRECTORS

     As called for by our By-Laws, the Board of Directors has established an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee, a Committee on Directors and a Public Issues and Diversity Review Committee. All committees except the Executive Committee are composed entirely of outside Directors. The Directors' committee memberships are indicated on pages 6 through 10 of this proxy statement.

     The Executive Committee, between meetings of the Board of Directors, may exercise the powers of the Board of Directors except, the power to amend the By-Laws, or adopt or recommend to share owners any matter required by the Delaware General Corporation Law to be submitted to share owners for approval. The Executive Committee did not meet in 2001.

     The Finance Committee reviews and recommends to the Board of Directors the policies formulated by management with respect to our financial affairs and accounting policies. The Finance Committee has oversight of the budget and all of the financial operations of the Company. The Finance Committee met five times in 2001.

     The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews with the independent auditors the scope and results of the audits, the internal accounting controls and the professional services furnished by the independent auditors. The Board of Directors has adopted a written charter for the Audit Committee. All four members of the Audit Committee are "independent" as this term is defined in the Exchange listing standards. The Audit Committee met three times in 2001.

     The Compensation Committee reviews and approves all salary arrangements and other remuneration for officers. The Compensation Committee, or its subcommittees, also are responsible for the administration of the Stock Option Plans, the Long-Term Performance Incentive Plan, the Executive Performance Incentive Plan, the Executive Incentive Plan and the Restricted Stock Award Plans. In 2001, the Compensation Committee met five times, the Stock Option Subcommittee met five times and the Restricted Stock Subcommittee met five times.

     The Committee on Directors recommends to the Board of Directors candidates for election to the Board of Directors. It also reviews matters relating to potential conflicts of interest and Directors' fees and retainers. The Committee on Directors will consider recommendations for nominees for directorships submitted by share owners. Share owners who wish the Committee on Directors to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Committee on Directors in care of the Secretary of the Company at our principal executive offices. The Committee on Directors met three times in 2001.

     The Public Issues and Diversity Review Committee reviews our policy and practice relating to significant public issues of concern to share owners, the Company, the business community and the general public. The Public Issues and Diversity Review Committee also reviews the Company's policies and initiatives with respect to racial, ethnic and gender diversity among employees. The Public Issues and Diversity Review Committee met two times in 2001.

     In 2001, the Board of Directors held six meetings and Committees of the Board of Directors held a total of 30 meetings. Overall attendance at such meetings was 97%. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he/she served during 2001.

     Officers who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. During 2001, outside Directors received an annual retainer fee of $125,000, with $50,000 paid in cash and $75,000 accrued in share units to the account of each Director under the Deferred Compensation Plan for Non-Employee Directors (the "Director Deferred Compensation Plan"). During 2001, outside Directors also received a $1,000 fee for each Board or Committee meeting attended and, where applicable, a $3,000 committee chairman fee.

     The Director Deferred Compensation Plan provides that outside Directors may elect to defer receipt of all or part of their annual cash retainer fee until date(s) no earlier than the year following the year in which they leave the Board of Directors. Under this plan, retainer fees may be deferred in share units or cash. Cash deferrals are credited with interest at the prime lending rate of SunTrust Bank. Share units accrue phantom dividends and appreciate (or depreciate) as would an actual share of Common Stock purchased on the deferral date. After a participant's service as a Director terminates, cash deferrals will be paid in cash, and share unit deferrals will be paid in shares of Common Stock.

     In addition, the Company provides insurance benefits to members of the Board of Directors who are not employees, including $30,000 term life insurance for each Director, $100,000 group accidental death and dismemberment insurance and $200,000 group travel accident insurance coverage while traveling on Company business. The Company also provides health and dental coverage. Costs for all such benefits for 2001 totaled $53,658.

     In 2001, the Company entered into a one-year agreement with The IRC Group, LLC ("IRC"), a company of which Donald F. McHenry, one of our Directors, is President and a principal owner. Under the agreement, IRC provides consulting services to the Company on international affairs and business activities and is paid $185,000. We expect to use the services of IRC in 2002.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     James B. Williams, one of our Directors, retired as Chairman of the Board and Chief Executive Officer of SunTrust in March 1998, and continues to serve as a Director and Chairman of the Executive Committee of SunTrust. SunTrust engages in ordinary course of business banking transactions with the Company and its subsidiaries, including the making of loans on customary terms, for which we paid fees totaling approximately $340,000 in 2001. SunTrust Bank, an indirect subsidiary of SunTrust, has extended a $100 million 364-day line of credit and a $3.6 million letter of credit to the Company, for which we paid fees totaling approximately $95,000 in 2001. SunTrust Bank also holds equipment leases under which we paid approximately $209,000 in 2001 for the lease of trailers used to haul syrup. A SunTrust subsidiary leases office space in a building owned by one of our subsidiaries and located at 711 Fifth Avenue, New York, New York. Our subsidiary acquired that building in 1982 as an incidental part of a much larger transaction. In 2001, our subsidiary was paid approximately $328,000 and it is expected that it will be paid a similar amount in 2002 under the terms of the current lease. In the opinion of management, the terms of such banking and credit arrangements and leases are fair and reasonable and as favorable to the Company and its subsidiaries as those which could have been obtained from unrelated third parties at the time of their execution.

     Warren E. Buffett, one of our Directors, is Chairman of the Board, Chief Executive Officer and the major share owner of Berkshire Hathaway. International Dairy Queen, Inc. ("IDQ") is a wholly owned subsidiary of Berkshire Hathaway. In 2001, IDQ and its subsidiaries made payments totaling approximately $1.12 million to the Company and its subsidiaries directly and through bottlers and other agents in respect of fountain syrup and other products in the ordinary course of business. Also in 2001, IDQ and its subsidiaries received promotional and marketing incentives (such as funding and loans for menu boards bearing the Company's logo) for corporate and franchised stores totaling approximately $1.3 million from the Company and its subsidiaries in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway's acquisition of IDQ and is on terms substantially similar to the Company's relationships with other customers. FlightSafety International, Inc. ("FlightSafety") is also a wholly owned subsidiary of Berkshire Hathaway. For the years 1998, 1999 and 2000, the Company paid FlightSafety approximately $207,000, $262,000 and $347,000, respectively, for providing pilot training services to the Company in the ordinary course of business. In 2001, the Company paid FlightSafety approximately $269,000 for these services. Berkshire Hathaway holds an equity interest in Moody's Corporation, to which the Company paid fees totaling approximately $242,000 in 2001 for rating our commercial paper programs and other services in the ordinary course of business. Berkshire Hathaway also holds an equity interest in The Dun & Bradstreet Corporation. In 2001, the Company paid approximately $200,000 to The Dun & Bradstreet Corporation for providing credit reporting services and other services in the ordinary course of business.

     Herbert A. Allen, one of our Directors, is President, Chief Executive Officer, Director and Managing Director of Allen & Company Incorporated ("ACI") and a principal share owner of ACI's parent. ACI has leased and subleased office space since 1977 in the building located at 711 Fifth Avenue, New York, New York. A subsidiary of the Company acquired that building in 1982 as an incidental part of a much larger transaction. In 2001, ACI paid approximately $2.5 million under the lease and it is expected that ACI will pay a similar amount in 2002 under the terms of the current lease. In 2001, the Company entered into a one-year agreement with ACI to provide financial advisory services under which we incurred fees to ACI totaling $3.5 million. We expect to use the services of ACI in 2002. In the opinion of management, the terms of the lease, as modified, and the financial advisory services agreement are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

     Sam Nunn, one of our Directors, is a partner in the law firm King & Spalding. King & Spalding, among numerous other law firms in the U.S. and abroad, provided legal services to the Company and its subsidiaries in 2001. In 2001, we paid King & Spalding fees totaling approximately $7.56 million for legal services which represents less than 5% of King & Spalding's gross revenues for 2001. We expect that King & Spalding will provide services to the Company and its subsidiaries in 2002. Mr. Nunn does not personally provide any legal services to the Company.

     See "Information about Committees, Meetings and Compensation of Directors" on pages 14 and 15 and "Compensation Committee Interlocks and Insider Participation" on pages 30 and 31.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in 2001, 2000 and 1999 to our Chief Executive Officer and our four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                               ---------------------------------------------   -------------------------------------
                                                                                              SECURITIES
                                                                               RESTRICTED     UNDERLYING
                                                                OTHER ANNUAL      STOCK      OPTIONS/SAR      LTIP
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS(2)    COMPENSATION    AWARDS(7)       AWARDS      PAYOUTS
---------------------------    ----   ----------   ----------   ------------   -----------   ------------   --------
Douglas N. Daft(1)             2001   $1,500,000   $3,500,000     $118,765(4)  $47,880,000    1,000,000     $      0
 Chairman of the Board         2000    1,268,750    3,000,000      131,554      29,093,750      650,000            0
 and Chief Executive           1999      459,833            0           --               0      125,000            0
 Officer

Brian G. Dyson                 2001      416,667      875,000       89,238(5)            0      900,000           --
 Vice Chairman and             2000           --           --           --              --           --           --
 Chief Operating Officer       1999           --           --           --              --           --           --

Steven J. Heyer                2001      643,333    1,562,000(3)        --       8,272,500    1,145,000           --
 Executive Vice President,     2000           --           --           --              --           --           --
 President and Chief           1999           --           --           --              --           --           --
 Operating Officer,
 Coca-Cola Ventures

Deval L. Patrick               2001      359,583      995,000(3)        --       9,004,500      378,000           --
 Executive Vice President      2000           --           --           --              --           --           --
 and General Counsel           1999           --           --           --              --           --           --

Carl Ware                      2001      541,667      725,000       89,859(6)    5,985,000      300,000            0
 Executive Vice President,     2000      439,167      668,750           --               0      270,000            0
 Public Affairs and            1999      350,000            0           --               0       93,750            0
 Administration


                                                       ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR            COMPENSATION(8)
---------------------------         ----            ---------------
Douglas N. Daft(1)                  2001               $117,779
 Chairman of the Board              2000                 67,171
 and Chief Executive                1999                 33,932
 Officer

Brian G. Dyson                      2001                209,159
 Vice Chairman and                  2000                     --
 Chief Operating Officer            1999                     --

Steven J. Heyer                     2001                      0
 Executive Vice President,          2000                     --
 President and Chief                1999                     --
 Operating Officer,
 Coca-Cola Ventures

Deval L. Patrick                    2001                      0
 Executive Vice President           2000                     --
 and General Counsel                1999                     --

Carl Ware                           2001                 37,603
 Executive Vice President,          2000                 24,246
 Public Affairs and                 1999                 27,267
 Administration

------------

     (1) Mr. Daft was elected President and Chief Operating Officer of the Company on December 5, 1999. Mr. Daft was elected a Director on December 15, 1999. He was elected Chairman of the Board and Chief Executive Officer on February 17, 2000.

     (2) The amounts in the Bonus column represent payments from one or more incentive plans of the Company and/or discretionary payments made to the executive officers. Under the incentive plans, in the event of a change in control, participants earn the right to receive awards equal to the target percentage of their annual salaries as if their performance goals had been met, prorated to reflect the number of months a participant was employed in the plan year.

     (3) The amounts in the Bonus column for Mr. Heyer and Mr. Patrick include $500,000 payable to each pursuant to their employment contracts.

     (4) Mr. Daft's other annual compensation includes $103,898 for personal use of Company aircraft. Mr. Daft is required by the Company to use Company aircraft for all travel. Such travel for Mr. Daft and his spouse includes a gross-up for taxes due.

     (5) Mr. Dyson's other annual compensation includes $70,425 accrued in 2001 for payments relating to the assumption by the Company of lease payments on his fractional ownership of a jet.

     (6) Mr. Ware's other annual compensation includes $53,161 in back pay received as part of a settlement of a class action discrimination case against the Company.

     (7) The awards of performance-based restricted stock made to Mr. Daft and other executive officers in October 2000 were cancelled in May 2001. New awards, for the same number of shares, were concurrently issued with performance targets aligned with restated earnings per share targets disclosed by the Company in April 2001.

     In 2001, all of the restricted shares awarded to Messrs. Daft, Heyer and Ware and 125,000 of the restricted shares for Mr. Patrick were performance-based restricted stock awards. The restricted shares awarded to Mr. Daft in 2000 and the 66,000 shares awarded to Mr. Patrick in 2001 were awards with five and three-year terms, respectively. All grants were from the 1989 Restricted Stock Award Plan.

     The value at year-end for restricted shares, including performance-based restricted shares, held by each executive was, respectively, for Mr. Daft, $80,155,000, for Mr. Heyer, $8,251,250, for Mr. Patrick, $9,005,650, and for Mr.
Ware, $15,889,550. The shares awarded under the restricted stock plans have been adjusted, as necessary, to reflect the 2-for-1 stock splits that occurred on May 1, 1996, May 1, 1992 and May 1, 1990, and the 3-for-1 stock split that occurred on June 16, 1986.

     Dividends on all stock awards are paid at the same rate as paid to all share owners.

     (8) For 2001, includes for Mr. Daft: $5,100 contributed by the Company to The Coca-Cola Company Thrift & Investment Plan (the "Thrift Plan" described below) and $112,679 accrued under The Coca-Cola Company Supplemental Benefit Plan (the "Supplemental Plan" described below); and for Mr. Ware: $5,100 contributed by the Company to the Thrift Plan and $32,503 accrued under the Supplemental Plan. For Mr. Dyson, includes 32,908 in above-market interest credited on amounts deferred under the Company's 1986 Compensation Deferral and Investment Program (the "CDIP" described below), $126,250 in consulting fees prior to his entering into a consulting contract with the Company and $50,001 paid pursuant to a consulting contract prior to his reemployment by the Company.

     The Thrift Plan is a tax-qualified defined contribution plan intended to satisfy the requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company contributes an amount to the Company Stock Fund of each participant's account maintained under the Thrift Plan equal to 100% of the participant's contributions but not more than
(a) 3% of the participant's earnings or (b) the amount allowable under the limits imposed under Sections 401(a) and 415(c) of the Code, whichever is lower.

     The Supplemental Plan provides a benefit to any eligible individual for whom the 3% matching contribution would otherwise be in excess of the maximum permitted under the Thrift Plan. The difference between the theoretical company matching contribution under the Thrift Plan for each participant, without regard to the legally imposed maximum, and the maximum contribution permitted under law is used to determine the number of theoretical shares of Company Common Stock which would have been contributed to the participant's account in the absence of the IRS's limitations on earnings and contributions that can be considered for purposes of tax-qualified plans. The value of the accumulated theoretical shares, including dividends, is paid in cash to the individual at termination of employment. A participant will forfeit all rights to future benefits under the Supplemental Plan if the participant engages in competition with the Company, as defined by the plan, following termination of employment.

     The CDIP permitted salaried employees of the Company and certain of its subsidiaries whose base annual salary was at least $50,000, to defer, on a one-time basis, up to $50,000 of the compensation earned between May 1986 and April 1987. Participants are credited with interest on their deferrals. Effective January 1, 1998, the rate was set at 14% per annum.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                       --------------------------------------------------------

                                           % OF
                        NUMBER OF         TOTAL
                        SECURITIES       OPTIONS/
                        UNDERLYING         SARS
                       OPTIONS/SARS      GRANTED       EXERCISE OR
                         GRANTED       TO EMPLOYEES    BASE PRICE    EXPIRATION
NAME                      (#)(1)      IN FISCAL YEAR    ($/SHARE)       DATE
----                   ------------   --------------   -----------   ----------
Douglas N. Daft         1,000,000          2.2%          $48.21      5/29/2016

Brian G. Dyson            900,000          2.0%           49.455     9/16/2008

Steven J. Heyer           805,000          1.8%           45.255     4/16/2016
                          340,000           .7%           48.21      5/29/2016

Deval L. Patrick           78,000           .2%           45.255     4/16/2016
                          300,000           .7%           48.21      5/29/2016

Carl Ware                 300,000(2)        .7%           48.21      5/29/2016


                                      POTENTIAL REALIZABLE VALUE AT
                                         ASSUMED ANNUAL RATES OF
                                        STOCK PRICE APPRECIATION
                                            FOR OPTION TERM*
                       -----------------------------------------------------------
                                    5%                            10%
                       ----------------------------   ----------------------------
                                                        PRICE
                       PRICE PER      AGGREGATE          PER         AGGREGATE
NAME                     SHARE         VALUE(3)         SHARE         VALUE(3)
----                   ---------   ----------------   ---------   ----------------
Douglas N. Daft         $ 100.28   $     52,070,000   $  201.52   $    153,310,000

Brian G. Dyson             69.73         18,247,500       96.44         42,286,500

Steven J. Heyer            94.13         39,344,375      189.17        115,851,575
                          100.28         17,703,800      201.52         52,125,400

Deval L. Patrick           94.13          3,812,250      189.17         11,225,370
                          100.28         15,621,000      201.52         45,993,000

Carl Ware                 100.28         15,621,000      201.52         45,993,000

All Share Owners as a
 Group (weighted
 average option
 price per share)       $  91.44   $108,461,157,433   $  173.19   $311,719,912,866

Named executives' portion of assumed value gained by all share owners is equal to .0015 of such gain.

------------

     * The term for options granted to Messrs. Daft, Heyer, Patrick and Ware is 15 years. The term for options granted to Mr. Dyson is seven years. The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Company Common Stock. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value.

     (1) These awards were made pursuant to the 1999 Stock Option Plan. Options awarded vest one-fourth on the first, second, third and fourth anniversaries of the grant date, except that options awarded to Mr. Dyson vest on the earliest to occur of (a) two years from the grant date, (b) the date Mr. Dyson resumes retirement status and (c) as provided in the stock option plan. The option price must be not less than 100% of the fair market value of Company Common Stock on the date the option is granted. The fair market value of a share of Company Common Stock is the average of the high and low market prices at which a share of stock was sold on the date of grant. The grants provide that stock options may not be exercised during the first twelve months after the date of grant, except that stock options granted to Mr. Dyson may be exercised following the earliest to occur of (a) two years from the grant date, (b) the date Mr. Dyson resumes retirement status and (c) as provided in the stock option plan.

       The plan allows shares of Company Common Stock to be used to satisfy any resulting Federal, state and local tax liabilities, but does not provide for a cash payment by the Company for income taxes payable as a result of the exercise of a stock option award. The 1999 Stock Option Plan allows options to remain exercisable for 15 years from the date of grant. The plan has provisions about the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options, with change of control, death, disability and retirement, with certain exceptions, causing acceleration of vesting.

     (2) Mr. Ware also received four stock option grants as a part of the settlement of a class action discrimination case against the Company. These option grants were from shares set aside for payment of the settlement.

     (3) Not discounted to present value.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTIONS/SAR VALUES(1)

                                                                                             VALUE OF
                                                                          NUMBER OF         UNEXERCISED
                                                                         SECURITIES        IN-THE-MONEY
                                                                         UNDERLYING       OPTIONS/SARS AT
                                                                         UNEXERCISED     FY-END ($) (BASED
                                                                       OPTIONS/SARS AT    ON $47.1500 PER
                                                                         FY-END (#)           SHARE)
                                 SHARES ACQUIRED                        EXERCISABLE/       EXERCISABLE/
NAME                               ON EXERCISE      VALUE REALIZED      UNEXERCISABLE      UNEXERCISABLE
----                             ---------------   -----------------   ---------------   -----------------
Douglas N. Daft                      56,000           $2,005,185           364,500/         $2,204,563/
                                                                          1,712,500                   0
Brian G. Dyson                            0                  N/A                 0/                  0/
                                                                            900,000                   0
Steven J. Heyer                           0                  N/A                 0/                  0/
                                                                          1,145,000           1,525,475
Deval L. Patrick                          0                  N/A                 0/                  0/
                                                                            378,000             147,810
Carl Ware                            31,248           $  855,958           342,008/          2,659,663/
                                                                            574,375                   0

------------

     (1) The share numbers, and market and exercise prices have been adjusted, as necessary, for the 2-for-1 stock splits that occurred on May 1, 1996, and May 1, 1992.

             LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR(1)

                                                   PERFORMANCE
                                    NUMBER OF       OR OTHER             ESTIMATED FUTURE PAYOUTS
                                     SHARES,      PERIOD UNTIL     UNDER NON-STOCK PRICE-BASED PLANS(2)
                                     UNITS OR     MATURATION OR   --------------------------------------
              NAME                 OTHER RIGHTS      PAYOUT       THRESHOLD      TARGET        MAXIMUM
              ----                 ------------   -------------   ----------   -----------   -----------
Douglas N. Daft..................   $1,542,200       3 years       $154,220    $1,542,200    $2,698,850
Brian G. Dyson...................            0           N/A            N/A           N/A           N/A
Steven J. Heyer..................    1,050,000       3 years        105,000     1,050,000     1,837,500
Deval L. Patrick.................      494,820       3 years         49,482       494,820       865,935
Carl Ware........................            0           N/A            N/A           N/A           N/A

------------

     (1) The Company has established a Long-Term Performance Incentive Plan which has been approved by share owners. The Compensation Committee, which administers the plan, sets award targets for executive and senior officers of the Company as well as designated other key executives of the Company. The Committee determines a base for each participant, and the base cannot be increased for that period. The Committee also sets a matrix which contains the target levels for the performance measures selected. Actual awards are determined after the end of the three-year period and range from 0% to 175% of the participant's base. The plan is not based on the price of Company Common Stock. Subject to continued employment of the participant, unless death, disability or retirement occurs, one-half of each award earned is paid at the close of each three-year performance period. Payment of the other half of each award, the "Contingent Award," is deferred for two years and is subject to forfeiture if the participant's employment with the Company terminates for any reason other than death, disability, retirement or a change in control of the Company. The participant is entitled to accrued interest on the Contingent Award during the two-year period, calculated at rates not in excess of prevailing market interest rates. Upon a change in control of the Company, all awards or portions of awards earned up until such date become fully vested and payable, and additional payments will be made in an amount equal to the participant's liability for any taxes attributable to such payments.

     (2) If actual Company performance falls below certain parameters, no payouts are made. The target amount is earned if performance targets are achieved.

                               PENSION PLAN TABLE

ASSUMED AVERAGE
ANNUAL COMPENSATION              YEARS OF CREDITED SERVICE WITH THE COMPANY
FOR FIVE-YEAR PERIOD   ---------------------------------------------------------------
PRECEDING RETIREMENT    15 YEARS      20 YEARS     25 YEARS     30 YEARS     35 YEARS
--------------------   -----------   ----------   ----------   ----------   ----------
$  500,000             $   175,000   $  200,000   $  225,000   $  250,000   $  275,000
 1,000,000                 350,000      400,000      450,000      500,000      550,000
 1,500,000                 525,000      600,000      675,000      750,000      825,000
 2,000,000                 700,000      800,000      900,000    1,000,000    1,100,000
 2,500,000                 875,000    1,000,000    1,125,000    1,250,000    1,375,000
 3,000,000               1,050,000    1,200,000    1,350,000    1,500,000    1,650,000
 3,500,000               1,225,000    1,400,000    1,575,000    1,750,000    1,925,000
 4,000,000               1,400,000    1,600,000    1,800,000    2,000,000    2,200,000
 4,500,000               1,575,000    1,800,000    2,025,000    2,250,000    2,475,000
 5,000,000               1,750,000    2,000,000    2,250,000    2,500,000    2,750,000

     This table sets forth the annual retirement benefits payable under the Employee Retirement Plan of The Coca-Cola Company (the "Retirement Plan" described below), the retirement portion of the Supplemental Plan and The Coca-Cola Company Key Executive Retirement Plan (the "Key Executive Plan" described below) upon retirement at age 65 or later based on an employee's assumed average annual compensation for the five-year period preceding retirement and assuming actual retirement on January 1, 2002. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

     Generally, compensation utilized for pension formula purposes includes salary and annual bonus reported in the Summary Compensation Table. Awards under the Long-Term Performance Incentive Plan are also included in the computation of benefits under the Retirement Plan, the Key Executive Plan and the Supplemental Plan. Company contributions received under the Thrift Plan and Supplemental Plan are not included in the calculation of the named executive officer's compensation for purposes of the pension benefit.

     The Retirement Plan is a tax-qualified defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of (a) the employee's final average compensation (the five highest consecutive calendar years of compensation out of the employee's last eleven years of credited service) or (b) $170,000 for 2001 (the limit set by the Code), whichever is lower, times the employee's years of credited service. Age requirements for early retirement and benefit reductions for early retirement are reduced for participants who terminate for any reason within two years after a change in control. The term "compensation" includes salary, overtime, commissions and performance incentive awards of the participants.

     The Supplemental Plan also provides a benefit to eligible persons whenever 100% of their pension benefits under the Retirement Plan are not permitted to be funded or paid through that plan because of limits imposed by the Code. Those limitations in 2001 include a maximum annual benefit at age 65 of $140,000. If a participant terminates employment before early retirement age (for any reason other than death), the participant will forfeit the portion of the Supplemental Plan pension benefit attributable to credited service after December 31, 1993. In addition, a participant will forfeit all rights to future pension benefits under the Supplemental Plan if the participant competes against the Company following termination of employment. If a participant is entitled to a pension benefit from the Retirement Plan because of termination of employment for any reason within two years after a change in control, then the change in control provisions in the Retirement Plan will apply to the calculation of the participant's pension benefit under the Supplemental Plan. These vested benefits are payable on termination of employment.

     The Key Executive Plan provides certain executive and other key senior officers of the Company annually, upon retirement, 20% of the average pay, including awards pursuant to the Long-Term Performance Incentive Plan, for the five highest consecutive years out of the employee's last eleven years of credited service, increased 1% for each year of vested service with the Company up to a maximum of 35 years (i.e., up to 55%). Of the named executive officers, only Mr. Daft and Mr. Ware participate in the Key Executive Retirement Plan. The amount any participant will receive under the Key Executive Plan will be reduced, dollar for dollar, by amounts payable under the Retirement Plan. Eligibility for early retirement benefits under the Key Executive Plan starts when the participant has completed ten years of service with the Company and is 55 years old, or when the participant reaches age 60. Normal retirement benefits may commence when the participant reaches age 65. These vested benefits are payable on termination of employment. If a participant should die prior to retirement, his or her surviving spouse will receive accrued benefits under the Key Executive Plan, less any other survivor income benefits payable under the Retirement Plan. There is also a benefit to a participant's surviving spouse if the participant dies after retirement. A participant will forfeit all rights to future benefits under the Key Executive Plan if the participant competes against the Company following termination of employment. In the event of a change in control, all benefits accrued to participants would immediately vest and, if a participant's employment terminates within two years after a change in control, his or her benefits would be paid in cash in a lump sum. In certain cases, such benefits are calculated assuming continuation of employment to the first date on which the employee would have satisfied the eligibility requirements with assumed increases of 8% per annum in covered compensation. Also in such event, the Company will pay the employee an additional amount equal to the liability, if any, under Section 4999 of the Code attributable to lump sum payments under the Key Executive Plan.

     The years of credited service under retirement plans as of December 31, 2001, for the persons named in the Summary Compensation Table are as follows:
Mr. Daft, 25.3 years; Mr. Dyson, 32.1 years; Mr. Heyer, 0 years; Mr. Patrick, 0 years; and Mr. Ware, 28 years. The years of service credited for Mr. Dyson include his prior employment with the Company. Pursuant to contractual arrangements, Mr. Heyer and Mr. Patrick are each credited with 10 years of service for purposes of determination of benefits under the retirement plans.

     Mr. Dyson received $34,386 in Supplemental Retirement Plan payments in
2001.

OTHER COMPENSATION MATTERS

     In connection with the hiring of Messrs. Dyson, Heyer and Patrick, the Company entered into contractual arrangements with each executive as described below:

          Brian G. Dyson -- The Company entered into an agreement with Chatham International Corporation, a consulting firm owned by Mr. Dyson, on May 1, 2001. The arrangement called for payment to Chatham International of $16,667 per month and reimbursement of expenses. Upon Mr. Dyson's reemployment by the Company on August 1, 2001, the Company ended the agreement with Chatham International and entered into an employment agreement with Mr. Dyson. The agreement with Mr. Dyson dated September 17, 2001 is for a two-year period starting August 1, 2001. The terms of Mr. Dyson's employment include an annual salary of $1 million, participation in the Company's annual incentive program and a stock option award of 900,000 shares. The option award has a seven year term and will vest on the earliest of (a) two year's from the grant date, (b) the date Mr. Dyson resumes retirement status and (c) as provided in the stock option plan. The Company also agreed, during his employment, to assume the lease and fee payments of a fractional ownership of a jet owned by Mr. Dyson. Mr. Dyson continues to receive retirement payments from Coca-Cola Enterprises Inc. and Supplemental Retirement and Compensation Deferral Investment Program payments from the Company, although his Employee Retirement Plan payments are suspended during his reemployment. The agreement also provides Mr. Dyson with the use of a car and driver.

          Steven J. Heyer -- The Company entered into an agreement with Mr. Heyer on March 2, 2001 for a five-year period. The contract is automatically renewed unless Mr. Heyer or the Company take specific actions to terminate it. Mr. Heyer's arrangement includes an annual salary of $850,000, subject to increase, as well as cash incentive and Long Term Incentive

     ("LTI") participation. For 2001, Mr. Heyer's annual incentive will not be less than 80% of his target award for that year. Mr. Heyer's contract also calls for the grant of annual equity awards in the range of $9 to $12 million based upon Black-Scholes valuations. The agreement with Mr. Heyer includes a supplemental pension providing an additional ten years of service credit under the Company's Employee Retirement Plan and Supplemental Retirement Plan. However, payments relating to the additional ten years of service shall be paid outside of such plans. As a hiring inducement and make-whole for compensation Mr. Heyer was forfeiting from his former employer, the Company provided a restricted stock award in the amount of 50,000 shares with a five-year vesting period, a performance-based restricted stock award in the amount of 125,000 shares requiring specific Company earnings per share ("EPS") performance for release after a five year measurement period and a $1,000,000 payment, half paid at commencement of employment and the other half paid in 2002. The Company also provided Mr. Heyer with a stock option award providing value for forfeited options and LTI participation at Mr. Heyer's former employer. The contract has specific provisions for treatment of all compensation in the event of Mr. Heyer's termination. Specifically, in the event of termination of Mr. Heyer's employment by the Company for Cause or by Mr. Heyer for Other than Good Reason, the make-whole option would become fully vested and be exercisable for six months following such termination. In the event of termination of Mr. Heyer's employment by the Company for reasons other than Cause, by Mr. Heyer for Good Reason or as a result of Disability, Mr. Heyer is to receive an annual incentive award determined, prorated and paid according to the terms of the plan, a lump sum payment equivalent to three times base salary plus the average of the three preceding bonus payments, offset by applicable severance payments; the make-whole option will become fully vested and the 50,000 share restricted stock award shall be released; other stock and restricted stock awards shall be paid according to their terms; and company paid COBRA coverage and the pension credit.

          Deval L. Patrick -- The Company entered into an agreement with Mr. Patrick on February 21, 2001 for a five year period. The contract is automatically renewed unless Mr. Patrick or the Company take specific actions to terminate it. Mr. Patrick's arrangement includes an annual salary of $475,000, subject to increase, as well as cash incentive and Long Term incentive participation. For 2001, Mr. Patrick's annual incentive will not be less than 80% of his target award for that year. Mr. Patrick's contract also calls for the grant of annual equity awards using ranges set for peer executives. The agreement with Mr. Patrick includes a supplemental pension providing an additional ten years of service credit under the Company's Employee Retirement Plan and Supplemental Retirement Plan. However, payments relating to the additional ten years of service shall be paid outside of such plans. As a make-whole for compensation Mr. Patrick was forfeiting from his former employer, the Company provided a payment of $1,000,000, half paid at commencement of employment and the other half paid in 2002, a restricted stock award in the amount of 66,000 shares, with a three-year vesting period, and an option award providing value for forfeited options at Mr. Patrick's former employer. The contract has specific provisions for treatment of all compensation in the event of Mr. Patrick's termination. Specifically, in the event of termination of Mr. Patrick's employment by the Company for Cause or by Mr. Patrick for Other than Good Reason, the make-whole option would become fully vested and be exercisable and, if such termination occurs prior to the third anniversary of the election of Mr. Patrick as an officer, a payment of $1,550,000 would be made. In the event of termination of Mr. Patrick's employment by the Company for reasons other than Cause, by Mr. Patrick for Good Reason or as a result of Disability, Mr. Patrick is to receive an annual incentive award determined, prorated and paid according to the terms of the plan, a lump sum payment equivalent to two times base salary plus an amount equal to the average of the three preceding bonus payments, offset by applicable severance payments; the make-whole option will become fully vested and the make-whole restricted stock award shall be released; other stock and restricted stock awards shall be paid according to their terms; and company paid COBRA coverage and the pension credit.

     The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part. However, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of The Coca-Cola Company and its Subcommittees on Executive Compensation shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
   THE COCA-COLA COMPANY, S&P 500 INDEX AND FOOD, BEVERAGE AND TOBACCO GROUPS

                                  TOTAL RETURN
                     STOCK PRICE PLUS REINVESTED DIVIDENDS

                        (PERFORMANCE GRAPH APPEARS HERE)

                                                      THE COCA-COLA                DOW JONES FOOD,
                        DATE                             COMPANY      S&P 500   BEVERAGE, AND TOBACCO
                        ----                          -------------   -------   ---------------------
12/31/96............................................     $100.00      $100.00          $100.00
12/31/97............................................     $127.86      $133.32          $133.89
12/31/98............................................     $129.56      $171.33          $148.71
12/31/99............................................     $113.91      $207.33          $106.98
12/31/00............................................     $120.66      $188.42          $147.94
12/31/01............................................     $ 94.83      $166.12          $155.82

     * Based on information for a self-constructed peer group of the Food, Beverage and Tobacco Groups of companies as published in The Wall Street Journal, which includes the following companies, but from which the Company has been excluded:

     Adolph Coors Company, American Italian Pasta Company, Anheuser-Busch Companies, Inc., Archer-Daniels-Midland Company, Brown-Forman Corporation, Campbell Soup Company, Coca-Cola Enterprises Inc., ConAgra Foods, Inc., Constellation Brands, Inc., Corn Products International, Inc., Dean Foods Company, Dole Food Company, Inc., Dreyer's Grand Ice Cream, Inc., Flowers Foods, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, International Multifoods Corporation, Interstate Bakeries Corporation, Kellogg Company, Kraft Foods Inc., Lancaster Colony Corporation, McCormick & Company, Incorporated, NBTY, Inc., PepsiAmericas, Inc., PepsiCo, Inc., Philip Morris Companies Inc., Ralcorp Holdings, Inc., R.J. Reynolds Tobacco Holdings, Inc., Sara Lee Corporation, Smithfield Foods, Inc., The Hain Celestial Group, Inc., The Pepsi Bottling Group, Inc.,

The Robert Mondavi Corporation, Tootsie Roll Industries, Inc., Triarc Companies, Inc., Tyson Foods, Inc., Universal Corporation, UST Inc. and Wm. Wrigley Jr. Company.

     The Wall Street Journal periodically changes the companies reported as a part of the Food, Beverage and Tobacco Groups of companies. At the time last year's proxy statement was printed, the Groups excluded Flowers Foods, Inc., Kraft Foods Inc. and Tootsie Roll Industries, Inc. Those companies are included in the Groups this year. The Earthgrains Company, Flowers Industries, Inc., IBP inc., Keebler Foods Company, Krispy Kreme Doughnuts, Inc., Michael Foods, Inc., Ralston Purina Company, Suiza Foods Corporation and The Quaker Oats Company, which were included in the Groups last year, are excluded from the Groups this year. Additionally, Whitman Corporation changed its name to PepsiAmericas, Inc.

     The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1996.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS OF THE COCA-COLA COMPANY
                AND ITS SUBCOMMITTEES ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of The Coca-Cola Company and related subcommittees (the "Committees") offer this report regarding compensation policies for executive officers and the Chief Executive Officer of the Company.

     The overall goal of the Committees is to develop executive compensation policies and practices that are consistent with and linked to the Company's strategic business objectives. The Committees adhere to certain key principles related to structuring the compensation packages of executive officers. They are as follows:

          Long-Term and At-Risk Focus. The majority of pay for executive officers should be composed of long-term, at-risk pay to focus management on the long-term interests of share owners. While base salary, annual incentives and employee benefits should be at competitive levels, the continued focus for top executives is the long-term growth of the Company.

          Equity Orientation. Equity-based plans should comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to corporate performance and share-owner interests. Consistent with this philosophy, the Company has established ownership guidelines for executives with consequences for shortfalls.

          Management Development. To support the Board of Directors in fulfilling its responsibility of identifying future business leaders, compensation opportunities should be structured to attract and retain those individuals who can maximize the creation of share-owner value.

          Competitiveness. The Company emphasizes total compensation opportunities while at the same time focusing attention on the competitive posture of each component of compensation. The development of at-risk pay policies is influenced by competitive practice. Competitiveness of base salary and annual incentives is independent of stock performance. However, overall competitiveness of total compensation will remain contingent on long-term, stock-based compensation programs. In line with this principle, current total compensation competitiveness is targeted in the top quartile of the range of total compensation of a comparator group of companies.

          These principles apply to compensation policies for all executive officers. The Committees do not follow the principles in a mechanistic fashion; rather, the Committees use experience and judgment in determining the appropriate mix of compensation for each individual.

          The sections that follow illustrate these principles.

COMPONENTS OF EXECUTIVE COMPENSATION

     The primary components of executive compensation are:

     - ANNUAL CASH COMPENSATION, including base salary and annual incentives.

     - LONG-TERM INCENTIVE COMPENSATION, including cash long-term incentives, stock options and restricted stock.

     Executive officers receive compensation structured to meet varying business objectives, and to cumulatively provide a level of total compensation in the top quartile of the range of total compensation offered by a comparator group. The companies selected for comparison of total compensation differ from those included in the Performance Graph because the Company seeks talent from a broader group of companies than the Food, Beverage and Tobacco Groups against which performance is compared.

     Total compensation comparators are selected by screening large public companies for such performance characteristics as profit growth and return on equity. Those companies exhibiting leadership in the performance measures over sustained periods are selected as benchmarks for the Company's total compensation standards.

     The philosophy underlying each category is discussed herein.

ANNUAL CASH COMPENSATION

     Base Salary. The purpose of base salary is to create a secure base of cash compensation for executive officers that is competitive with the U.S. market for global talent. Generally, total cash compensation for executive officers will be targeted within the third quartile versus the relevant talent market. The Committees exercise their discretion in making salary decisions and rely to a large extent on the Chief Executive Officer's evaluations of individual executive officer performance after reviewing such performance with him. Salary increases for executive officers do not follow a preset schedule or formula.

     Base salary will provide an income level that is sufficient to minimize day-to-day distractions of executives from their focus on long-term business growth. However, base pay levels are not intended to be the vehicle for significant long-term capital and wealth accumulation for executives.

     Annual Incentives. The purpose of annual incentives is to provide cash compensation that is at-risk on an annual basis and is contingent on the achievement of annual business and operating objectives. Annual incentives measure business performance, include performance for operating groups and divisions where responsibilities are group and division responsibilities, and are a primary program for measuring individual performance. Annual incentives provide a payout scale with high up-side opportunity for high performance and zero payout for low performance. Additionally, annual incentives provide income levels that are sufficient to allow for modest capital and wealth accumulation for executive officers in the presence of high levels of business performance.

     The Company maintains the Annual Performance Incentive Plan and the Executive Performance Incentive Plan. Executive officers may be selected for participation in either, but not both, of these plans. For those executive officers participating in the Executive Performance Incentive Plan, the Compensation Committee has created a companion incentive plan that allows a subjective evaluation of each executive officer's individual performance. Each plan is described below.

          Annual Performance Incentive Plan. Target annual incentives are established for certain key executives. The actual award is based on operating income and volume performance, as well as personal performance, and may be greater or less than the target annual incentive. Below a threshold level of performance, no awards may be granted. Generally, income growth and volume increases are weighted higher than personal performance, but the weightings may be adjusted to take into account unusual circumstances.

          Executive Performance Incentive Plan. (EPIP) The Committees may approve some or all of the executive officers for participation in this plan each year, and executive officers selected for participation are not eligible for participation in the Annual Performance Incentive Plan. Target annual incentives are established for each approved executive officer. The award is based on earnings per share ("EPS") gain, unit case volume increases and change in share of soft drink sales, and may be greater or less than the target annual incentive set under this plan. Nearly 95% of the award is determined from equal weightings on volume growth and EPS, with the remaining amount determined by change in share of sales. Payments from this plan are intended to qualify as tax-deductible performance-based compensation under the terms of Section 162(m) of the Code.

          Executive Incentive Plan. This plan allows executive officers covered under the EPIP to be measured for individual performance and for achievement of goals such as those related to diversity, quality and the environment which are not currently part of the share-owner approved EPIP. A portion of the total target annual incentive is payable under this plan and the determination of individual performance against goals is made by the Committees for the Chairman and by the Chairman for his direct reports. Payments from this plan are not intended to qualify as tax-deductible performance-based compensation under the terms of Section 162(m) of the Code.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentives comprise the largest portion of the total compensation package for executive officers. There are three forms of long-term incentives utilized for executive officers, including stock options, restricted stock and long-term incentive plans with cash awards. In any given year, an executive officer may be offered participation in a single plan or in a combination of plans. In the presence of high levels of business performance, long-term incentives will provide income levels that are sufficient to allow for capital and wealth accumulation for executive officers. As framed by the guiding principles described earlier, the Company targets a level of total compensation for executive officers in the top quartile of the comparator group range. Because base salary and annual incentives are targeted within the third quartile, the compensation focus for executive officers is clearly on long-term incentives. The scope of long-term incentive opportunities targeted for each executive officer is determined primarily by the variance between the desired level of total compensation and the combined amount of base salary, employee benefits and annual incentives. The actual long-term incentive amount is determined by both individual and Company performance.

     Factors which influence decisions regarding what form of long-term incentives to grant to a particular executive officer include individual performance, tenure with the Company, history of past grants, time in current job and level of or significant changes in responsibility. These subjective criteria are used for determining award type for all executive officers.

     Each form of long-term incentive is discussed below.

          Stock Options. The purpose of stock options is to provide equity compensation whose value is entirely at-risk based on the increase in Company stock price and the creation of share-owner value. Stock options also allow executive officers to have equity ownership and to share in the appreciation of the value of the stock in the Company. Stock options only have value if the stock price appreciates in value from the date the options are granted.

          Stock option awards are based on business and individual performance with high up-side award opportunity for high performance and no award opportunity for low performance.

          Approximately 8,200 employees received option awards in 2001. The named executive officers received option awards for 3,723,000 shares in 2001, including option awards for 1,783,000 shares granted to Messrs. Dyson, Heyer and Patrick as a result of contractual obligations.

          Long-Term Performance Incentive Plan. The Long-Term Performance Incentive Plan is a three-year performance plan. The plan allows the Committee to choose from a number of performance measures that the Committee believes are key contributors, over time, to the creation of share-owner value. Below a threshold level of performance, no awards can be earned. The role of this plan is to maintain executive focus on the drivers of the business at all times, regardless of periodic distortions in the equity markets caused by external factors.

          Long-term incentives measure Company business performance and not individual performance and link all executive actions to total Company business results.

          Restricted Stock. The Restricted Stock Award Plan is also designed to focus executives, including executive officers, on the long-term performance of the Company and is not used as a guaranteed element of any executive's total compensation, but as a special compensation tool for various reasons:

        - to provide equity compensation whose value is at-risk and based on the achievement of medium term goals (3 to 5 years) and the enhancement of share-owner value over that time,

        - to provide an effective retention mechanism for key executive talent over the medium term, and

        - to provide a mechanism for grants to executives that vest only upon retirement to ensure their continuing commitment to long-term business success.

          Specific, measurable, performance measures such as earnings per share will be used when restricted stock is performance-related. Individual performance is not a measure used in determining restricted stock performance vesting.

ADDITIONAL INFORMATION

     Stock Ownership Guidelines. In keeping with the principles set forth at the beginning of this report, the Compensation Committee has established stock ownership guidelines for officers and key employees of the Company. The guidelines for stock ownership range from stock valued at two to eight times base salary, depending on job level, and are particularly aggressive compared to guidelines set by other companies. Only stock purchased by the individual is considered for purposes of meeting the ownership guidelines. Stock granted as matching contributions in the Thrift Plan or as restricted stock is not considered in measuring compliance with the guidelines. Penalties in the form of reduced future option grants may be applied to those who do not meet the guidelines within five years of becoming covered by the guidelines.

     Benefits. Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits offered to executive officers are largely those that are offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

     Tax Compliance Policy. A feature of the Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the four other executive officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. If certain conditions are met, compensation may be excluded from consideration of the $1 million limit. The policy of the Committees related to this Act is to establish and maintain a compensation program that maximizes the creation of long-term share-owner value.

     Share owners have approved the Executive Performance Incentive Plan, the Long-Term Performance Incentive Plan, the Company Stock Option Plans and certain awards under the 1989 Restricted Stock Plan which meet the conditions necessary for deductibility evidencing the intent of the Committees to comply with this Act. It must be noted, however, that the Committees are obligated to the Board and the share owners of the Company to recognize and reward performance, which increases the value of the Company. Accordingly, the Committees will continue to exercise discretion in those instances where the mechanistic approaches necessary under tax law considerations would compromise the interests of share owners.

COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     In his second year as Chairman, Mr. Daft has demonstrated highly effective leadership and vision in a uniquely complex marketplace and has consistently driven business results through innovation and creative solutions. Mr. Daft has put in place a key executive leadership team critical to the future success of the Company.

     The Compensation Committee met and made several pay decisions related to the Mr. Daft's compensation in 2001. Those pay decisions are as follows:

  ANNUAL CASH COMPENSATION

     Mr. Daft did not receive a base salary increase by the Committee during 2001. Base salary for Mr. Daft is $1.5 million and was effective August 1, 2000. Mr. Daft's base pay falls in the lower fourth quartile for comparable positions.

     Mr. Daft's annual incentive of $3.5 million reflects payments under two plans. The Executive Performance Incentive Plan measured his achievement of financial goals set for him by the Committee. The Executive Incentive Plan allowed the Committee to also assess his achievement of goals related to strategic Company-wide objectives, including efforts toward quality, environment and enhancing our brand and corporate reputation as well as efforts toward diversity and people management.

  LONG-TERM INCENTIVE COMPENSATION

     Stock Options. Mr. Daft received an award of 1,000,000 stock options on May 30, 2001 to recognize his performance.

     Restricted Stock. The award to Mr. Daft made in October 2000 of 1,000,000 performance-based restricted shares was cancelled by the Committee in May 2001. A new award, for the same amount of shares was issued on that date with performance targets aligned with the restated EPS growth targets that the Company disclosed to share owners in April of 2001. Mr. Daft's award of 1,000,000 performance-based restricted shares are subject to specific EPS performance targets over a five-year measurement period. For example, if average annual EPS performance is 11% over the five-year measurement period beginning April 1, 2001, 50% of the award will be released to Mr. Daft. For each percent increase above 11% in realized average annual growth in EPS, a higher percent of restricted shares are released. If EPS performance is at least 16% over the same period, the entire award will be released to Mr. Daft in March 2006. If EPS performance is less than 11% over the measurement period, no shares will be released. The Restricted Stock Subcommittee made this award to incent Mr. Daft to achieve share-owner objectives for significant Company growth. The award allows Mr. Daft to achieve significant wealth only in the presence of significant performance. If those targets are met, share owners will also experience significant growth in the value of their holdings.

     The Committees believe that the pay decisions made for Mr. Daft in 2001 reflect Mr. Daft's performance against established business objectives. The Committees expect that future pay decisions will continue to reflect Mr. Daft's progress toward achieving share-owner value over time.

     Long-Term Incentives. Mr. Daft did not earn an award for the performance period ended December 31, 2001. Actual growth in unit case volume and average operating profit margin for the three-year period determined the level of payout, and performance fell below the minimum of the range, therefore yielding no payout for the performance period to any plan participants.

     Summary. The Committees believe the executive compensation policies and programs described in this report serve the interests of the share owners and the Company. Pay delivered to executives is intended to be linked to, and commensurate with, Company performance and with share-owner expectations. The Committees note that the compensation philosophy should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, share-owner expectations.

                                          Cathleen P. Black, Chairman
                                          Susan B. King
                                          Paul F. Oreffice
                                          Peter V. Ueberroth

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company is composed entirely of the four outside Directors named as signatories to the Compensation Committee report above, as was the case during fiscal 2001. Compensation Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer, other executive officers or the Company, other than his or her directorship.

                           CERTAIN INVESTEE COMPANIES

     The Company and its subsidiaries together currently hold approximately 37.84% of the issued and outstanding shares of Coca-Cola Enterprises Inc. ("Enterprises"), and approximately 41.48% of the issued and outstanding shares of Coca-Cola Erfrischungsgetraenke AG ("CCEAG"). We call Enterprises and CCEAG the "Investee Companies" in this proxy statement.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE INVESTEE COMPANIES

     James B. Williams, one of our Directors, retired as Chairman of the Board and Chief Executive Officer of SunTrust in March 1998, and continues to serve as a Director and Chairman of the Executive Committee of SunTrust. SunTrust engaged in ordinary course of business banking transactions in 2001, and is expected to engage in similar transactions in 2002, with Enterprises and its subsidiaries, including the making of loans on customary terms. Fees for those transactions of approximately $1.1 million were paid in 2001. Also in 2001, Enterprises paid SunTrust approximately $167,000 for letter of credit fees and approximately $672,000 for interest and financing expenses.

     Warren E. Buffett, one of our Directors, is Chairman of the Board, Chief Executive Officer and a major share owner of Berkshire Hathaway. Berkshire Hathaway holds an equity interest in Moody's Corporation to which Enterprises paid approximately $341,000 in 2001 for maintaining its long-term and short-term credit ratings. In 2001, CCEAG paid fees totaling approximately $72,000 to Moody's Corporation to obtain a rating associated with a bond issuance. Berkshire Hathaway also holds an equity interest in The Dun & Bradstreet Corporation. In 2001, Enterprises paid approximately $177,000 to The Dun & Bradstreet Corporation for providing credit reporting services. In 2001, Enterprises paid FlightSafety, a wholly owned subsidiary of Berkshire Hathaway, approximately $79,000 for providing airplane maintenance training.

OWNERSHIP OF SECURITIES IN THE INVESTEE COMPANIES

     The following table sets forth information regarding ownership of the stock of the Investee Companies, if any, by each Director and nominee, our five most highly compensated executive officers, and our Directors, nominees and executive officers as a group, all as of February 20, 2002.

                                                                AGGREGATE NUMBER    PERCENT OF
                                                                   OF SHARES        OUTSTANDING
NAME                                          COMPANY          BENEFICIALLY OWNED    SHARES(5)
----                                   ---------------------   ------------------   -----------
Herbert A. Allen.....................  Coca-Cola Enterprises         2,490,000(1)          *
Donald F. McHenry....................  Coca-Cola Enterprises             1,029             *
Brian G. Dyson.......................  Coca-Cola Enterprises            67,998             *
Steven J. Heyer......................  Coca-Cola Enterprises             1,815(2)          *
Deval L. Patrick.....................  Coca-Cola Enterprises             1,048(3)          *
All Directors, Nominees and Executive
  Officers as a Group (23 Persons)...  Coca-Cola Enterprises         2,562,891(4)          *

------------

     * Less than 1% of issued and outstanding shares of common stock of the indicated entity.

     (1) Includes 2,390,000 shares held by ACI. Does not include 105,000 shares held by ACI's pension plan.

     (2) Phantom units issued under the Coca-Cola Enterprises Inc. Deferred Compensation Plan for Non-Employee Director Compensation (the "Enterprises Plan").

     (3) Phantom units issued under the Enterprises Plan.

     (4) Includes 3,864 phantom units issued under the Enterprises Plan.

     (5) Phantom units issued under the Enterprises Plan are not counted as outstanding in calculating these percentages.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 2)

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2002, subject to ratification of the appointment by the share owners. Ernst & Young LLP has served as the Company's independent auditors for many years and is considered by management to be well qualified.

                         REPORT OF THE AUDIT COMMITTEE

     For many years, the Company has had an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange. In 2001, the Committee met three times. The Committee has adopted, and in February 2002 our Board of Directors reapproved, a charter outlining the practices it follows. Additionally, the Committee has continued its long-standing practice of having independent legal counsel.

     During the year 2001, at each of its meetings, the Committee met with the senior members of the Company's financial management team, our director of internal audit, the Company's general counsel and our independent auditors. The Committee's agenda is established by the Committee's chairman and the director of internal audit. The Committee had private sessions, at each of its meetings, with the Company's independent auditors and, separately, with the director of internal audit, at which candid discussions of financial management, accounting and internal control issues took place.

     The Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as our independent auditors and reviewed with the Company's financial managers, the independent auditors, and the director of internal audit, overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

     Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

     In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses their responses to several questions that the Committee believes are particularly relevant to its oversight. These questions include:

     - Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

     - Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

     - Based on the auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

     The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

     The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2001 was compatible with the auditors' independence.

     In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its reviews prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

     In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          Peter V. Ueberroth, Chairman
                                          Ronald W. Allen
                                          Cathleen P. Black
                                          Warren E. Buffett

AUDIT FEES AND ALL OTHER FEES

     Fees for the last annual audit were approximately $5 million. There were no financial information systems design and implementation services provided by Ernst & Young LLP. All other fees were approximately $23.9 million, including audit related services of approximately $10.3 million and nonaudit services of approximately $13.6 million. Audit related services generally include fees for statutory audits, information systems audits, business acquisitions, and accounting consultations. Nonaudit services include primarily expatriate and corporate tax services.

     We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

     One or more representatives of Ernst & Young LLP will be present at this year's Annual Meeting of Share Owners. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Share Owners. If the share owners should not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                      FOR
    THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
                                   AUDITORS.
    PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE
               OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                              PROPOSAL TO APPROVE
              THE 2002 STOCK OPTION PLAN OF THE COCA-COLA COMPANY

                                    (ITEM 3)

DESCRIPTION OF THE PLAN AND VOTE REQUIRED

     On February 20, 2002 the Stock Option Subcommittee of the Compensation Committee recommended that the Board of Directors adopt the 2002 Stock Option Plan of The Coca-Cola Company (the "2002 Plan"). On February 21, 2002, the Board of Directors adopted the 2002 Plan and directed that the 2002 Plan be submitted to the share owners for approval at the 2002 Annual Meeting. The 2002 Plan will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting. The Company will continue to make awards under the 1999 Stock Option Plan of The Coca-Cola Company, as amended (the "1999 Plan").

     The purpose of the 2002 Plan is to advance the interests of the Company by encouraging and enabling acquisition of a financial interest in the Company by its officers and other key employees. The 2002 Plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the Company's employ.

SUMMARY DESCRIPTION OF THE 2002 PLAN

     The following summary of the 2002 Plan is qualified in its entirety by reference to the text of the 2002 Plan, which is attached as Appendix I. The 2002 Plan will be administered by the Stock Option Subcommittee. Eligibility requirements for the members of the Stock Option Subcommittee shall comply with the provisions of Rule 16b-3 promulgated pursuant to the 1934 Act or any successor rule or regulation. The Stock Option Subcommittee has full and final authority, in its discretion, to select the key employees who would be granted stock options and would determine the number of shares subject to each option, the duration of each option and the terms and conditions of each option granted.

     The major provisions of the 2002 Plan are as follows:

     Eligibility. The Stock Option Subcommittee is authorized to grant stock options to any officer, including officers who are also Directors of the Company, and to other key employees of the Company and its Majority-Owned Related Companies (as defined in the 2002 Plan). In certain circumstances, the Stock Option Subcommittee also may grant stock options to key employees of Related Companies (as defined in the 2002 Plan) and to consultants.

     Option Price. The option price will be 100% of the fair market value of the Company's Common Stock on the date the option is granted. In order to comply with the laws of certain foreign jurisdictions, the Stock Option Subcommittee in its discretion may grant options at an option price that is less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. Fair market value for purposes of the 2002 Plan is the average of the high and low market price of the Company's Common Stock as reported on the New York Stock Exchange Composite Transactions listing on the relevant date.

     Duration of Options. Each stock option will terminate on the date fixed by the Stock Option Subcommittee, which shall be not more than (a) ten years after the date of the grant for ISOs (as defined below) and (b) 15 years after the date of grant for options that are not ISOs.

     Vesting. Options become exercisable when they have vested. The period before the options become exercisable is sometimes called the accrual period. The Stock Option Subcommittee shall specify the relevant vesting provisions at the time of the grant, including, vesting based upon the achievement of specified performance targets. When performance targets are specified, the Stock Option Subcommittee will determine the period for which such targets must be maintained. Generally, no portion of any option is exercisable for a period of 12 months after the date of grant. All options automatically become exercisable in full in the event of a Change in Control (as defined in the 2002 Plan), death or disability of the optionee or as decided by the Stock Option Subcommittee. Upon retirement, options held at least one year shall become exercisable in full.

     Exercise Period. The exercise period for ISOs granted under the 2002 Plan may not exceed 10 years from the date of grant and, for options that are not ISOs, 15 years from the date of grant. If an optionee's employment by the Company is terminated for any reason, except death, disability or retirement, the optionee has six months in which to exercise an option (but only to the extent exercisable immediately after termination) unless the option by its terms expires earlier. Termination or other changes in employment status affects the exercise period. The Stock Option Subcommittee has the right to alter the terms of any option at grant or while outstanding pursuant to the terms of the 2002 Plan; provided, that such amendment is not detrimental to the optionee. No outstanding option may be repriced without the approval of the share owners. The occurrence of a Change in Control while an optionee is an employee shall have no effect on the duration of the exercise period.

     Payment. Payment for stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Cashless exercises are permitted, where the plan administrator sells some of the shares acquired upon exercise and delivers the proceeds to the Company within three business days of the exercise. Also, Company Common Stock which has been held by the optionee at least six months may be tendered in payment for the exercise price. The 2002 Plan allows U.S. taxpayers to use shares of Common Stock withheld upon exercise to satisfy U.S. Federal, state and local income tax liabilities due to the exercise.

     Shares That May Be Issued under the 2002 Plan. A maximum of 120,000,000 shares of the Company's Common Stock -- which number may be adjusted as described below -- would be issued or transferred pursuant to stock options granted under the 2002 Plan. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued or transferred will then become available for additional grants of options. The shares available under the 2002 Plan represent approximately 4.83% of the Company's Common Stock issued and outstanding on February 22, 2002. The number of shares available under the 2002 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action. No individual may be awarded stock options on more than 5% of the shares authorized under the 2002 Plan, as adjusted.

     Estimate of Benefits. The number of stock options that would be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the 2002 Plan are not currently determinable. In 2001, an aggregate of 3,723,000 stock options were awarded to the Company's Chief Executive Officer and the four other most highly compensated executive officers as a group under the 1999 Plan (including 1,783,000 stock options granted pursuant to employment agreements). Additionally in 2001, 1,625,000 stock options under the 1999 Stock Option Plan were granted to all current executive officers as a group and approximately 40,400,000 options were granted to approximately 8,200 other employees, including all current officers who are not executive officers. No awards were made to Directors who are not executive officers.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE OPTIONEES

     Incentive Stock Options. Some of the options granted under the 2002 Plan may constitute "Incentive Stock Options" ("ISOs") within the meaning of Section 422 of the Code. Under present Federal tax laws, there will be no Federal income tax consequences to either the Company or an optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in Federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon his exercise of an ISO, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under
Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of Common Stock acquired through an ISO within one year of the ISO's date of exercise, any gain realized upon a subsequent disposition of Common Stock will constitute long-term capital gain to the optionee. If an optionee disposes of the Common Stock within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or (ii) the actual gain realized upon a subsequent disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

     Nonstatutory Options. Certain stock options which do not constitute ISOs ("nonstatutory options") may be granted under the 2002 Plan. Under present Federal income tax regulations, there will be no Federal income tax consequences to either the Company or the optionee upon the grant of a nonstatutory option. However, the optionee will realize ordinary income upon the exercise of a nonstatutory option in an amount equal to the excess of fair market value of the Common Stock acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such Common Stock will constitute short- or long-term capital gain, depending on the optionee's holding period.

     The Federal income tax consequences described in this section are based on U.S. laws and regulations in effect on February 22, 2002, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. Tax consequences in other countries may vary.

TERMINATION OF AND AMENDMENTS TO THE 2002 PLAN; NO REPRICING OR REPLACING OPTIONS WITHOUT A SHARE-OWNER VOTE.

     The Board of Directors may terminate or amend the 2002 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of the Company's Common Stock may be allocated to the 2002 Plan, and no outstanding option may be repriced or replaced, without the approval of the share owners.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                      FOR
  THE PROPOSAL TO APPROVE THE 2002 STOCK OPTION PLAN OF THE COCA-COLA COMPANY.
    PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE
               OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                           PROPOSALS OF SHARE OWNERS

                               ITEMS 4 THROUGH 7

     The following four proposals were submitted by share owners. If the share-owner proponent, or a representative who is qualified under state law, is present and submits his or her proposal for a vote, then the proposal will be voted upon at the Annual Meeting. In accordance with Federal securities regulations, we include the share-owner proposals plus any supporting statement exactly as submitted by the proponents. To make sure readers can easily distinguish between material provided by the proponents and material provided by the Company, we have put a box around material provided by the proponents. If proposals are submitted by more than one share owner, we will only list the primary filer's name, address and number of shares held. We will provide the information regarding co-filers to share owners promptly if we receive an oral or written request for the information.

SHARE-OWNER PROPOSAL THAT THE COMPANY REPORT ON BEVERAGE CONTAINER RECYCLING GOALS (ITEM 4)

     Walden Asset Management, 40 Court Street, 9th Floor, Boston, Massachusetts 02108, owner of 7,400 shares of The Coca-Cola Company Common Stock, submitted, along with other co-filers, the following proposal:

--------------------------------------------------------------------------------

     WHEREAS our Company has repeatedly emphasized its commitment to environmental leadership, and its brand value depends on excellence. CEO Douglas Daft has stated "Our long-term success depends on quenching the thirst of consumers each day in an environmentally sound and sustainable way."

     The majority of Coca-Cola's beverage containers in the U.S. continue to be disposed in landfills, incinerated or littered and are therefore diverted from the national supply of recycled plastic.

     We commend the Coca-Cola Company for making substantive progress in the use of recycled content in 2001 by incorporating the equivalent of 7.5% recycled content resin into its plastic beverage containers in North America, and encourage further efforts toward 25% recycled content.

     We commend the company for engaging in a process known as the Multi-Stakeholder Recovery Project with Businesses and Environmentalists Allied for Recycling (BEAR). In this project, stakeholders throughout the beverage and recycling value chain are working together on a Task Force to identify innovative strategies to increase beverage container recycling rates from 40% to 80%. However, the task force's work has been completed and the company remains without publicly stated, quantitative goals for enhanced rates of beverage container recovery in the U.S.

     The U.S. recycling rate for plastic soft drink containers declined from 50% in 1994 to 35% in 2000, with rates of 72% and higher achieved in 10 states with container deposit legislation (or bottle bills). Significant container recovery rates are possible, as evidenced in these 10 states, and in countries like Norway and Sweden where companies have achieved beverage container recovery rates of more than 80%. In the U.S., states with beverage container deposit systems recover three times as many bottles as states without deposits. Nevertheless, Coca-Cola actively opposes a bottle container deposit system, the only method proven to increase recovery significantly.

     WHEREAS setting quantitative goals for higher rates of beverage container recovery will complement the Coca-Cola Company's quantitative goals for higher rates of recycled content in beverage containers.

     BE IT RESOLVED THAT Shareowners of The Coca-Cola Company request that the board of directors report to shareholders by September 1, 2002, on its efforts to adopt a comprehensive recycling strategy.

The report should detail the means and feasibility of achieving, by January 1, 2005, a recovery rate of 80% for its beverage containers bottled in North America as well as the company's plans to increase recycled content in beverage containers. The report should:

- include a cost-benefit analysis of the different options available, such as curbside recycling, drop-off programs, container deposit systems, and voluntary company and industry programs;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

- explain the Coca-Cola Company's position on container deposit systems.

SUPPORTING STATEMENT: The Coca-Cola Company has some programs in place to improve beverage container recovery rates. However, Coca-Cola does not have a quantitative goal or timeline to increase beverage container recovery rates equivalent to its goals for the use of recycled content.

--------------------------------------------------------------------------------

STATEMENT AGAINST SHARE-OWNER PROPOSAL THAT THE COMPANY REPORT BEVERAGE CONTAINER RECYCLING GOALS

     As never before, the Coca-Cola system is working to improve our environmental performance in the marketplace and in every community where we do business.

     On the issue of recycling, because of a number of initiatives we have undertaken in North America and the progress we are making, we are confident that our current approach is one that makes the most sense for our business and is consistent with our core business objectives.

     Among the initiatives we have undertaken in the past year are the following:

     - Challenging our North America system to an aggressive action plan on recycling and to quantitative targets for our use of recycled plastic in our PET bottles; and, as a result,

     - Achieving a level of usage of recycled plastic in our PET bottles equivalent to 3 out of 4 bottles containing recycled plastic, one full year ahead of schedule;

     - Continuing to provide leadership and support to suppliers and technology developers on additional ways to use recycled plastic in our packaging;

     - Engaging with a variety of constituents, including share owners and environmental groups, in an effort to better understand existing recycling infrastructure and leverage our contacts in the recycling community to make real progress on the issue;

     - Beginning a new internal process of evaluating and re-evaluating any and all programs for increasing recovery and recycling rates for our packages; and,

     - Formalizing our research and development program aimed at exploring "ecoeffective" options for our packaging -- looking both at material use options and other ways to design our packaging in a more environmentally-conscious way.

     At Coca-Cola, we believe the best environment for our success is the best possible environment. That belief, and our core operating principles, guide us as we devote our resources to conducting our business in ways that protect, preserve and enhance the environment.

     We believe this proposal, however well intentioned, is not in the best interest of our business.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    AGAINST
  THE PROPOSAL THAT THE COMPANY REPORT ON BEVERAGE CONTAINER RECYCLING GOALS.
       PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS
            SHARE OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

SHARE-OWNER PROPOSAL ON GLOBAL SET OF CORPORATE STANDARDS (ITEM 5)

     Christian Brothers Investment Services, Inc., 90 Park Avenue, 29th Floor, New York, New York 10016, owner of 98,685 shares of The Coca-Cola Company Common Stock, submitted, along with other co-filers, the following proposal:

--------------------------------------------------------------------------------

WHEREAS, our company, as a global corporation, faces numerous complex challenges as the international context within which our company operates is becoming culturally, politically and economically diverse.

These challenges require management to address issues that include human rights, workers' right to organize and bargain collectively, non-discrimination in the workplace and sustainable community development. Companies should find effective ways to eliminate the use of child labor, forced labor, bribery, harmful environmental practices and human rights abuses.

A "Millennium Poll on Corporate Social Responsibility" interviewed over 25,000 citizens in 23 countries and found that two in three citizens want corporations to contribute to broader societal goals. (Environics International Ltd., October
1999)

As shareholders, we are concerned about the lawsuit filed on July 20, 2001 in US District Court for the Southern District of Florida, which accuses Coca-Cola bottlers in Colombia of "using a right-wing paramilitary group to intimidate and, in some cases, assassinate labor organizers." (New York Times, 7/26/01) The widespread negative publicity and the seriousness of the allegations could damage our company's image as a good corporate citizen.

We believe Coca-Cola needs to adopt a comprehensive code of conduct, based on the "Principles for Global Corporate Responsibility: Bench Marks for Measuring Business Performance," developed by an international group of religious investors. In addition, Coca-Cola needs to develop clear standards for its suppliers, vendors and bottlers.

Our company should be in a position to assure shareholders that its employees are treated fairly and paid a sustainable living wage wherever they work in the global economy. Shareholders and other stakeholders should be assured that Coca-Cola, and Coca-Cola suppliers and bottlers, make business decisions based on high ethical standards and internationally recognized human rights conventions. We believe the development of a credible code of conduct that is independently monitored will assist our company in the implementation of policies designed to protect basic human rights and our company's image.

RESOLVED, the shareholders request the Board of Directors to adopt a code of conduct, and standards for its suppliers and report to shareholders by October 2002 on progress towards their implementation.

SUPPORTING STATEMENT

     We recommend the code and supplier standards include:

1. Policies designed to protect human rights -- civil, political, social, cultural and economic -- consistent with respect for human dignity and International Labor Organizations' core labor standards.

2. Policies to ensure that the company does not employ children under the age of fifteen, or younger than the age of completing compulsory education in the country of manufacture where such age is higher than fifteen.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Policies to ensure that there is no use of forced labor, whether in the form of prison labor, indentured labor or bonded labor.

4. Consistent standards for workers' health and safety, practices for handling hazardous wastes and protecting the environment, as well as promoting a fair and dignified quality of life for workers and their communities.

We believe a company needs comprehensive global standards to guide its decisions in order to compete successfully in the 21st Century.

--------------------------------------------------------------------------------

STATEMENT AGAINST SHARE-OWNER PROPOSAL ON GLOBAL SET OF CORPORATE STANDARDS

     We believe that the Company's existing policies address substantially all of the concerns raised in this proposal, and that the proposal is therefore unnecessary.

     The Coca-Cola Company's commitment to human rights emanates from our core value to treat each individual with dignity, fairness and respect. We are committed to demonstrating our leadership in the area of respect for the rights of our employees.

     We already have in place a program designed to ensure that the rights of our employees are respected and protected in our day-to-day operations. Our Company is also committed to ensuring that those with whom we do business are also committed to the human and labor rights of their respective workers. Our commitment extends to ensuring that we and those with whom we do business make decisions based on internationally recognized human rights conventions. This commitment is further demonstrated by our Company's endorsement of the Global Sullivan Principles.

     Both Company policy and the Global Sullivan Principles substantially address the subjects raised in the proposal. For example, both our policy and the Principles specifically provide that we (i) will not condone the exploitation of children, physical punishment or involuntary servitude; and (ii) will pay wages that enable our employees to meet their basic needs. These commitments are essentially identical to the principles set forth in the proposal.

     Of course, our Company must continually review both its policies and operations not only to assure that the principles set forth above are appropriately implemented, but also to address new concerns or issues that are raised by our participation in a global marketplace whose standards continue to evolve.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    AGAINST
THE PROPOSAL ON GLOBAL SET OF CORPORATE STANDARDS. PROXIES RECEIVED BY THE BOARD
  OF DIRECTORS WILL BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXIES A
                                CONTRARY CHOICE.

SHARE-OWNER PROPOSAL ON THE CHINA BUSINESS PRINCIPLES (ITEM 6)

     William C. Wardlaw III, c/o Harrington Investments, Inc., P.O. Box 6108, Napa, California 94851, owner personally of 103,519 shares of The Coca-Cola Company Common Stock, submitted the following proposal:

--------------------------------------------------------------------------------

WHEREAS: our company's business practices in China respect human and labor rights of workers. The eleven principles below were designed to commit a company to a widely accepted and thorough set of human and labor rights standards for China. They were defined by the International Labor Organization and the United Nations Covenants on Economic, Social and Cultural Rights, and Civil, and Political Rights. They have been signed by the Chinese government and China's national laws.

(1) No goods or products produced within our company's facilities or those of suppliers shall be manufactured by bonded labor, forced labor, within prison camps or as part of reform-through-labor or reeducation-through-labor programs.

(2) Our facilities and suppliers shall adhere to wages that meet workers' basic needs, fair and decent working hours, and at a minimum, to the wage and hour guidelines provided by China's national labor laws.

(3) Our facilities and suppliers shall prohibit the use of corporal punishment, any physical, sexual or verbal abuse or harassment of workers.

(4) Our facilities and suppliers shall use production methods that do not negatively affect the worker's occupational safety and health.

(5) Our facilities and suppliers shall not call on police or military to enter their premises to prevent workers from exercising their rights.

(6) We shall undertake to promote the following freedoms among our employees and the employees of our suppliers: freedom of association and assembly, including the rights to form unions and bargain collectively; freedom of expression, and freedom from arbitrary arrest or detention.

(7) Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on age, gender, marital status, pregnancy, ethnicity or region of origin.

(8) Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on labor, political or religious activity, or on involvement in demonstrations, past records of arrests or internal exile for peaceful protest, or membership in organizations committed to non-violent social or political change.

(9) Our facilities and suppliers shall use environmentally responsible methods of production that have minimum adverse impact on land, air and water quality.

(10) Our facilities and suppliers shall prohibit child labor, at a minimum comply with guidelines on minimum age for employment within China's national labor laws.

(11) We will issue annual statements to the Human Rights for Workers in China Working Group detailing our efforts to uphold these principles and to promote these basic freedoms.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RESOLVED: Stockholders request the Board of Directors to make all possible lawful efforts to implement and/or increase activity on each of the principles named above in the People's Republic of China.

SUPPORTING STATEMENT: As U.S. companies import more goods, consumer and shareholder concern is growing about working conditions in China that fall below basic standards of fair and humane treatment. We hope that our company can prove to be a leader in its industry and embrace these principles.

--------------------------------------------------------------------------------

STATEMENT AGAINST SHARE-OWNER PROPOSAL ON THE CHINA BUSINESS PRINCIPLES

     We believe that the Company's existing policies address substantially all of the concerns raised in this proposal, and that the proposal is therefore unnecessary.

     The Coca-Cola Company's commitment to human rights emanates from our core value to treat each individual with dignity, fairness and respect. We are committed to demonstrating our leadership in the area of respect for the rights of our employees.

     We already have in place a program designed to ensure that the rights of our employees are respected and protected in our day-to-day operations. Our Company is also committed to ensuring that those with whom we do business are also committed to the human and labor rights of their respective workers. Our commitment extends to ensuring that we and those with whom we do business make decisions based on internationally recognized human rights conventions. This commitment is further demonstrated by our Company's endorsement of the Global Sullivan Principles.

     Both Company policy and the Global Sullivan Principles substantially address the subjects raised in the proposal. For example, both our policy and the Principles specifically provide that we (i) will not condone the exploitation of children, physical punishment or involuntary servitude; and (ii) will pay wages that enable our employees to meet their basic needs. These commitments are essentially identical to the principles set forth in the proposal.

     Of course, our Company must continually review both its policies and operations not only to assure that the principles set forth above are appropriately implemented, but also to address new concerns or issues that are raised by our participation in a global marketplace whose standards continue to evolve.

     Further, as a truly global corporation with operations in many countries, we believe that a single uniform set of operating standards and principles applicable to all our worldwide operations, like the one we have in place, is the best course. Consequently, we do not believe that the proposal is in the best interests of our business or our share owners.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    AGAINST
THE PROPOSAL ON THE CHINA BUSINESS PRINCIPLES. PROXIES RECEIVED BY THE BOARD OF
   DIRECTORS WILL BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXIES A
                                CONTRARY CHOICE.

SHARE-OWNER PROPOSAL ON STOCK OPTIONS (ITEM 7)

     International Brotherhood of Teamsters General Fund of 25 Louisiana Avenue, N.W., Washington, D.C. 20001-2198, owner of 100 shares of The Coca-Cola Company Common Stock, submitted the following proposal:

--------------------------------------------------------------------------------

RESOLVED: That Coca-Cola Company stockholders urge the Board of Directors take the necessary steps to adopt a policy that no executives may cash in on stock options within one year of the announcement of a significant workforce (more than 1% of total workforce) reduction.

SUPPORTING STATEMENT: Stock options were created to reward good performance. This proposal would help to ensure that options reward real improvements in performance, rather than short-term stock boosts, which are sometimes associated with the announcement of major layoffs.

In 2000, Coca-Cola cut over 5,000 jobs -- 20% of the workforce. Turnover at Coca-Cola is at 12%, even with the elimination of 5,200 jobs.

While Wall Street may give a temporary boost to stock prices at layoff announcements, there is growing concern that downsizings do not translate into long-term benefits for shareholders. Author Timothy Carpenter likens such layoffs to "converting your favorite horse to the commodity status of refined glue. Yes, it can be more efficient and profitable, but who or what will replace the horse?"

A recent 7-year study of 25 large corporations noted that a 10% reduction in employment caused an average of only a 1.5% reduction in operating costs. After three years, the average downsized company's stock was up only 4.7%, compared with a typical increase of 34.4% for similar companies in the same field that didn't reduce staff to the same extent.

As investors with a long-term horizon interested in building our investments into the next century, we believe long-term growth at Coca-Cola is served by linking options to long-term company growth, rather than stock market blips that have more to do with the climate on Wall Street than with the real value of the company.

Given the state of the economy in the United States, the business downturn and the after-effects of the September 11th attacks, we believe that the Coca-Cola Company has an opportunity to show true leadership as our nation attempts to get back to business. Mass layoffs have proliferated in the past year, particularly since September 11th. Shareholders need to see a clear commitment from management that workers are not the only sector of a corporation making sacrifices. Not exercising options is a clear signal that management will do whatever is necessary to return to profitability.

For the above reasons we urge you to vote FOR this proposal.

--------------------------------------------------------------------------------

STATEMENT AGAINST SHARE-OWNER PROPOSAL ON STOCK OPTIONS

     We believe this proposal is not contractually permissible, would supercede previous share-owner action and would unduly limit management's ability to operate the Company's business in the best interest of share owners.

     The Company's stock option plans have been approved by share owners. Once options are awarded, the stock option contracts are legally binding obligations with the participating employees. It is not within management's purview, as this proposal suggests, to alter terms of the contracts, once accepted.

     The workforce reduction mentioned in the proposal was a necessary action to improve our business. It was the result of a careful review of our business functions and a strategic decision to deploy our resources to better serve local markets. Management has publicly stressed that this decision was a painful one. But there can be times when improving the operation of business necessitates reductions in staff; for our Company, the year 2000 was such a time.

     The contractual obligation of our options program aside, we believe that an options program that served to limit management in taking steps to improve performance would be, on its face, counterproductive.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    AGAINST
 THE PROPOSAL ON STOCK OPTIONS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL
  BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                            EXPENSES OF SOLICITATION

     We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for an estimated fee of $25,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Our Directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

               PROPOSALS OF SHARE OWNERS FOR 2003 ANNUAL MEETING

     We must receive proposals of share owners intended to be presented at the 2003 Annual Meeting of Share Owners on or before November 4, 2002, in order for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting. These proposals should be sent to our Corporate Secretary by fax to 404-676-8409 or by mail to the Office of the Secretary, P.O. Box 1734, NAT 2616, Atlanta, Georgia 30301-1734 or by e-mail to sshaw@na.ko.com.

     According to our By-Laws, a proposal for action to be presented by any share owner at an annual meeting of share owners shall be out of order and shall not be acted upon unless

     - specifically described in our notice to all share owners of the meeting and the matters to be acted upon thereat, or

     - the proposal shall have been submitted in writing to the Secretary at the above fax number or mailing address or e-mail address and received at our principal executive offices prior to December 18, 2002, and such proposal is, under law, an appropriate subject for share-owner action.

                                  HOUSEHOLDING

     As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to share owners residing at the same address, unless such share owners have notified the Company of their desire to receive multiple copies of the proxy statement.

     The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any share owner residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Share-Owner Affairs, by phone (404) 676-2777 or by fax at (404) 515-0358 or by mail to Share-Owner Affairs, P.O. Box 1734, NAT 2614, Atlanta, Georgia 30301-1734 or by e-mail to shareowner affairs@na.ko.com.

     Share owners residing at the same address and currently receiving only one copy of the proxy statement may contact Share-Owner Affairs by fax at (404) 515-0358 or by mail to Share-Owner Affairs, P.O. Box 1734, NAT 2614, Atlanta, Georgia 30301-1734 or by e-mail to shareowner affairs@na.ko.com to request multiple copies of the proxy statement in the future.

     Share owners residing at the same address and currently receiving multiple copies of the proxy statement may contact Share-Owner Affairs, P.O. Box 1734, NAT 2614, Atlanta, Georgia 30301-1734 or by e-mail to shareowner affairs@na.ko.com to request that only a single copy of the proxy statement be mailed in the future.

                               OTHER INFORMATION

     Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Share Owners, which may properly come before the meeting or other matters incident to the conduct of the meeting.

     As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

     The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to share owners by its authority.

                                          SUSAN E. SHAW
                                          Secretary

Atlanta, Georgia
March 4, 2002
                            ------------------------

     THE 2001 ANNUAL REPORT TO SHARE OWNERS INCLUDES OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001. WE HAVE MAILED THE 2001 ANNUAL REPORT TO ALL SHARE OWNERS. THE 2001 ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.
                            ------------------------

                                                                      APPENDIX I

                             THE COCA-COLA COMPANY
                             2002 STOCK OPTION PLAN

SECTION 1.  PURPOSE

     The purpose of The Coca-Cola Company 2002 Stock Option Plan (the "Plan") is to advance the interest of The Coca-Cola Company (the "Company") and its Related Companies (as defined in Section 2) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees of the Company or its Related Companies. In addition, the Plan is intended to aid the Company and its Related Companies in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies. Also, the Plan is intended to help the Company and its Related Companies, in certain instances, to attract and compensate consultants to perform key services.

SECTION 2.  DEFINITIONS

     "Business Day" means a day on which the New York Stock Exchange is open for securities trading.

     "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended ("1934 Act"), as in effect on January 1, 2002, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act as in effect on January 1, 2002) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which the KO Common Stock (as defined below) shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

     "Board" means the Board of Directors of the Company.

     "Committee" means a committee appointed by the Board of Directors in accordance with the Company's By-Laws from among its members. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Stock Option Subcommittee of the Compensation Committee of the Board shall function as the Committee. Eligibility requirements for members of the Committee shall comply with Rule 16b-3 under the 1934 Act, or any successor rule or regulation.

     "Disabled" or "Disability" means the optionee meets the definition of "disabled" under the terms of the Company's Long-Term Disability Income Plan in effect on the date in question, whether or not the optionee is covered by such plan.

     "ISO" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     "KO Common Stock" means the common stock of The Coca-Cola Company, par value $.25 per share.

     "Majority-Owned Related Company" means a Related Company in which the Company owns, directly or indirectly, 50% or more of the voting stock or capital on the date an Option is granted.

     "NSO" means a stock option that does not constitute an ISO.

     "Options" means ISOs and NSOs granted under this Plan.

     "Related Company" or "Related Companies" means corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the relevant time.

     "Retire" means to enter Retirement.

     "Retirement" means an employee's termination of employment on a date which is on or after the earliest date on which such employee would be eligible for an immediately payable benefit pursuant to (i) for those employees eligible for participation in the Company's Supplemental Retirement Plan, the terms of that plan and (ii) for all other employees, the terms of the Employee Retirement Plan (the "ERP"), whether or not the employee is covered by the ERP. Notwithstanding the above, if an employee receiving severance payment(s) would have been eligible for Retirement as defined above had the employee continued his employment for a period equal to the period of the proposed severance payments(s), the employee will be deemed retired under this plan as of the date severance begins.

SECTION 3.  OPTIONS

     The Company may grant ISOs and NSOs to those persons meeting the eligibility requirements in Section 6(a) and NSOs to those persons meeting the eligibility requirements in Sections 6(b) and 6(c).

SECTION 4.  ADMINISTRATION

     The Plan shall be administered by the Committee. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan. The Committee shall determine the key employees of the Company and its Related Companies (including officers, whether or not they are directors) and consultants to whom, and the time or times at which, Options will be granted; the number of shares to be subject to each Option; the duration of each Option; the time or times within which the Option may be exercised; the cancellation of the Option (with the consent of the holder thereof); and the other conditions of the grant of the Option, at grant or while outstanding, pursuant to the terms of the Plan. The provisions and conditions of the Options need not be the same with respect to each optionee or with respect to each Option.

     The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary, or advisable, for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Related Companies, the Committee, the Board, officers and the affected employees and consultants to the Company and/or its Related Companies, optionees and the respective successors in interest of any of the foregoing.

SECTION 5.  STOCK

     The KO Common Stock to be issued, transferred and/or sold under the Plan shall be made available from authorized and unissued KO Common Stock or from the Company's treasury shares. The total number of shares of KO Common Stock that may be issued or transferred under the Plan pursuant to Options granted thereunder may not exceed 120,000,000 shares (subject to adjustment as described below); provided, however, that in no event shall the number of shares of KO Common Stock that may be issued, transferred or sold under the Plan exceed 5% of the number of shares of KO Common Stock outstanding on a given date. Such number of shares shall be subject to adjustment in accordance with Section 5 and
Section 11. KO Common Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan.

SECTION 6.  ELIGIBILITY

     Options may be granted to:

          (a) employees of the Company and its Majority-Owned Related Companies,

          (b) particular employee(s) of a Related Company, who within the past eighteen (18) months were employee(s) of the Company or a Majority-Owned Related Company, and in rare instances to be determined by the Committee at its sole discretion, employees of a Related Company who have not been employees of the Company or a Majority-Owned Related Company within the past eighteen (18) months, and

          (c) consultants providing key services to the Company or its Related Companies (provided that consultants are natural persons and are not former employees of the Company or any Related Company, and that consultants shall be eligible to receive only NSOs and shall not be eligible to receive
     ISOs).

No person shall be granted the right to acquire, pursuant to Options granted under the Plan, more than 5% of the aggregate number of shares of KO Common Stock originally authorized under the Plan, as adjusted pursuant to Section 11.

SECTION 7.  AWARDS OF OPTIONS

     Except as otherwise specifically provided in this Plan, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

          (a) Option Price. The option price shall be 100% of the fair market value of the KO Common Stock on the date of grant. The fair market value of a share of KO Common Stock shall be the average of the high and low market prices at which a share of KO Common Stock shall have been sold on the date of grant, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange Composite Transactions listing. If necessary to comply with foreign laws, the Committee may, at its sole discretion, grant Options at an option price less than 100% of the fair market value of the KO Common Stock on the date of grant.

          (b) Payment. The option price shall be paid in full at the time of exercise, except as provided in the next sentence. If an exercise is executed by the plan administrator using the cashless method, the exercise price shall be paid in full no later than the close of business on the third Business Day following the exercise.

          Payment may be in cash or, upon conditions established by the Committee, by delivery of shares of KO Common Stock owned by the optionee for at least six (6) months prior to the date of exercise.

          The optionee, if a U.S. taxpayer, may elect to satisfy Federal, state and local income tax liabilities due by reason of the exercise by the withholding of shares of KO Common Stock.

          If shares are delivered to pay the option price or if shares are withheld for U.S. taxpayers to satisfy such tax liabilities, the value of the shares delivered or withheld shall be computed on the basis of the reported market price at which a share of KO Common Stock most recently traded prior to the time the exercise order was processed. Such price will be determined by reference to the New York Stock Exchange Composite Transactions listing.

          (c) Exercise May Be Delayed Until Withholding is Satisfied. The Company may refuse to recognize the exercise of an Option if the optionee has not made arrangements satisfactory to the Company to satisfy the tax withholding which the Company determines is necessary to comply with applicable requirements.

          (d) Duration of Options. The duration of Options shall be determined by the Committee, but in no event shall the duration of an ISO exceed ten
     (10) years from the date of its grant or the duration of an NSO exceed fifteen (15) years from the date of its grant.

          (e) Vesting. Options shall contain such vesting terms as are determined by the Committee, at its sole discretion, including, without limitation, vesting upon the achievement of certain specified performance targets. In the event that no vesting determination is made by the Committee, Options shall vest as follows: (1) 25% on the first anniversary of the date of the grant; (2) 25% on the second anniversary of the date of the grant; (3) 25% on the third anniversary of the date of the grant; and
     (4) 25% on the fourth anniversary of the date of the grant.

          (f) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time; provided, however, that, except in the event of a Change in Control, Retirement, Disability or death of the optionee, no grant shall provide that an Option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the Option is granted. The grant of an Option to any employee shall not affect in any way the right of the Company and any Related Company to terminate the employment of such employee. The grant of an Option to any consultant shall not affect in any way the right of the Company and any Related Company to terminate the services of such consultant.

          (g) ISOs. The Committee, with respect to each grant of an Option to an optionee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

          The aggregate fair market value (determined in each instance on the date on which an ISO is granted) of the KO Common Stock with respect to which ISOs are first exercisable by any optionee in any calendar year shall not exceed $100,000 for such optionee (or such other time limit as may be required by the Internal Revenue Code of 1986, as amended). If any subsidiary or Majority-Owned Related Company of the Company shall adopt a stock option plan under which options constituting ISOs may be granted, the fair market value of the stock on which any such incentive stock options are granted and the times at which such incentive stock options will first become exercisable shall be taken into account in determining the maximum amount of ISOs which may be granted to the optionee under this Plan in any calendar year.

          (h) Deferral of Gains. Gains associated with any exercise of Options shall be eligible for deferral in accordance with the terms and subject to the conditions of The Coca-Cola Company Deferred Compensation Plan.

SECTION 8.  NONTRANSFERABILITY OF OPTIONS

     No Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the Option shall be exercisable only by the optionee personally or by the optionee's legal representative.

SECTION 9. EFFECT OF TERMINATION OF EMPLOYMENT, OTHER CHANGES OF EMPLOYMENT OR EMPLOYEE STATUS, DEATH, RETIREMENT, OR A CHANGE IN CONTROL

    (a) For Employees. For optionees who are employees of the Company or its Related Companies on the date of grant, the following provisions shall apply:

EVENT                                 IMPACT ON VESTING           IMPACT ON EXERCISE PERIOD
-----                                 -----------------           -------------------------
Employment terminates upon      All Options become              The Option expiration date
Disability.                     immediately vested.             provided in the grant
                                                                continues to apply.

Employment terminates upon      Options held at least 12 full   The Option expiration date
Retirement.                     calendar months become          provided in the grant
                                immediately vested; Options     continues to apply.
                                held less than 12 full
                                calendar months are
                                forfeited.

Employment terminates upon      All Options become              Right of executor,
death.                          immediately vested.             administrator of estate (or
                                                                other transferee permitted by
                                                                Section 8) to exercise
                                                                Options terminates on earlier
                                                                of (1) 12 months from the
                                                                date of death, or (2) the
                                                                Option expiration date
                                                                provided in the grant.

Employment terminates upon      All Options become              The Option expiration date
Change in Control.              immediately vested.             provided in the grant
                                                                continues to apply.

Termination of employment       Unvested Options are            Options expire upon the
where optionee receives         forfeited.                      earlier of (1) the end of the
severance payment(s).                                           severance period, but not
                                                                less than 6 months from the
                                                                termination date, or (2) the
                                                                Option expiration date
                                                                provided in grant.

Termination of employment       Unvested Options are            Expires upon earlier of (1) 6
where optionee does not         forfeited.                      months from termination date,
receive severance payment(s).                                   or (2) the Option expiration
                                                                date provided in the grant.

EVENT                                 IMPACT ON VESTING           IMPACT ON EXERCISE PERIOD
-----                                 -----------------           -------------------------
US military leave.              Vesting continues during        The Option expiration date
                                leave.                          provided in the grant
                                                                continues to apply.

Eleemosynary service.           Committee's discretion.         Committee's discretion.

US FMLA leave of absence.       Vesting continues during        The Option expiration date
                                leave.                          provided in the grant
                                                                continues to apply.

Optionee's employer is no       Unvested Options are            Expires upon earlier of (1) 6
longer a Related Company        forfeited.                      months from termination date
(this constitutes a                                             or (2) the Option expiration
termination of employment                                       date provided in the grant.
under the Plan, effective the
date the Company's investment
falls below 20%).

Employment transferred to       Vesting continues after         The Option expiration date
Related Company.                transfer.                       provided in the grant
                                                                continues to apply.

Death after employment has      Not applicable.                 Right of executor,
terminated but before the                                       administrator of estate (or
Option has expired. Note:                                       other transferee permitted by
Termination of employment may                                   Section 8) terminates on
have resulted in a change to                                    earlier of (1) 12 months from
the original Option                                             the date of death, or (2) the
expiration date provided in                                     Option expiration date that
the grant.                                                      applied at the date of death.

          In the case of other leaves of absence not specified above, optionees will be deemed to have terminated employment (so that Options unvested will expire and the option exercise period will end on the earlier of 6 months from the date the leave began or the option expiration date provided in the grant), unless the Committee identifies a valid business interest in doing otherwise, in which case it may, specify what provisions it deems appropriate at its sole discretion; provided that the Committee shall have no obligation to consider any such matters.

          (b) For Consultants. For optionees who are consultants, the provisions relating to changes of work assignment, death, disability, Change in Control, or any other provision of an Option shall be determined by the Committee at the date of the grant.

          (c) Committee Retains Discretion To Establish Different Terms Than Those Provided in Sections 9(a) or 9(b). Notwithstanding the foregoing provisions, the Committee may, at its sole discretion, establish different terms and conditions pertaining to the effect of an optionee's termination on the expiration or exercisability of Options at the time of grant or (with the consent of the affected optionee) on the expiration or exercisability of outstanding Options. However, no Option can have a term of more than fifteen years.

SECTION 10.  NO RIGHTS AS A SHARE OWNER

     An optionee or a transferee of an optionee pursuant to Section 8 shall have no right as a share owner with respect to any KO Common Stock covered by an Option or receivable upon the exercise of an Option, until the optionee or transferee shall have become the holder of record of such KO Common Stock. No adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such KO Common Stock covered by any Option for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder.

SECTION 11.  ADJUSTMENT IN THE NUMBER OF SHARES AND IN OPTION PRICE

     In the event there is any change in the shares of KO Common Stock through the declaration of stock dividends, or stock splits, or through recapitalization or merger or consolidation or combination of shares or spin-offs or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of KO Common Stock available for Options as well as the number of shares of KO Common Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares, which might otherwise become subject to any Option, without payment therefor.

SECTION 12.  AMENDMENTS, MODIFICATIONS AND TERMINATION OF THE PLAN

     The Board or the Committee may terminate the Plan at any time. From time to time, the Board or the Committee may suspend the Plan, in whole or in part. From time to time, the Board or the Committee may amend the Plan, in whole or in part, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to optionees who are subject to the provisions of
Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, or for any other purpose or to any effect permitted by applicable laws and regulations, without the approval of the share owners of the Company. However, in no event may additional shares of KO Common Stock be allocated to the Plan or any outstanding Option be repriced or replaced without share-owner approval. Without limiting the foregoing, the Board or the Committee may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the 1934 Act.

     No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Options affected thereby. Grants of ISOs may be made under this Plan until April 17, 2012 or such earlier date as this Plan is terminated, and grants of NSOs may be made until all of the 120,000,000 shares of KO Common Stock authorized for issuance hereunder (adjusted as provided in Sections 5 and 11) have been issued or until this Plan is terminated, whichever first occurs. The Plan shall terminate when there are no longer Options outstanding under the Plan, unless earlier terminated by the Board or by the Committee.

SECTION 13.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

                                [RECYCLING LOGO]
                           Printed on recycled paper

                                     PROXY

                          [THE COCA-COLA COMPANY LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF THE COCA-COLA COMPANY

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Donald F. McHenry, Paul F. Oreffice and Peter V. Ueberroth, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs (a) Merrill Lynch Trust Company, FSB, Trustee under The Coca-Cola Company Thrift & Investment Plan, and/or (b) Banco Santander De Puerto Rico, Inc., Trustee under the Caribbean Refrescos, Inc. Thrift Plan, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2002 Annual Meeting of Share Owners to be held in The Theater at Madison Square Garden, New York, New York, on April 17, 2002, at 9:30 a.m., local time, and any adjournments or postponements thereof, unless otherwise specified herein. THE PROXIES, IN THEIR DISCRETION, ARE FURTHER AUTHORIZED TO VOTE (X) FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, (Y) ON MATTERS WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE MEETING BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE, AND (Z) ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 2002 ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

         Election of Directors:
                  Nominees (terms expiring in 2005)
                           01. Cathleen P. Black  02. Warren E. Buffett
                           03. Douglas N. Daft  04. Susan B. King
                  Nominees (terms expiring in 2004)
                           05. Barry Diller  06. Robert L. Nardelli

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    -----------
                                                                    SEE REVERSE
                                                                           SIDE
                                                                    -----------

-------------------------------------------------------------------------------
                         * FOLD AND DETACH HERE *

                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS

         The Annual Meeting of Share Owners of The Coca-Cola Company (the "Company") will be held in The Theater at Madison Square Garden, New York, New York, on Wednesday, April 17, 2002, at 9:30 a.m., local time. The purposes of the meeting are:

         1. To elect four Directors to serve until the 2005 Annual Meeting of Share Owners and two Directors to serve until the 2004 Annual Meeting of Share Owners,

         2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2002 fiscal year,

         3.       To approve the 2002 Stock Option Plan of The Coca-Cola
                  Company,

         4.       To vote on four proposals submitted by share owners, and

         5. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

         The Board of Directors set February 22, 2002, as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to receive this notice of the meeting, and vote at the meeting and any adjournments or postponements of the meeting.

         We will make available a list of share owners as of the close of business on February 22, 2002, for inspection during normal business hours from April 5 through April 16, 2002, at the Company's principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available at the meeting.

                           By Order of the Board of Directors
                           SUSAN E. SHAW
                           Secretary

-------------------------------------------------------------------------------
                                                  (ADMISSION TICKET ON REVERSE)
                 (BRING THE ADMISSION TICKET WITH YOU IF ATTENDING THE MEETING)

DIRECTIONS TO THE THEATER AT MADISON SQUARE GARDEN:

By Subway:
         1, 2, 3 or 9 (Seventh Avenue Lines), A, C or E (Eighth Avenue Subway) to 34th Street/Penn Station.

          Also B, D, F, N, Q, R or Path to 34th Street/Avenue of the Americas (one block walk).

By Train:
         To Penn Station: Long Island Railroad, New Jersey Transit, Amtrak. From Westchester/Connecticut: Metro-North to Grand Central Station, subway shuttle to Times Square to 1, 2, 3, or 9 subway trains downtown one stop.

By Car:
         Drive into Manhattan via any connecting bridge, tunnel or road. Meyers Parking, the official facility of Madison Square Garden, has locations at:

         230 W. 31st Street between 7th & 8th Avenues, (212) 736-8233 325 W. 34th Street between 8th & 9th Avenues, (212) 279-7310 441 9th Avenue, (212) 594-5242

[X]  PLEASE MARK YOUR                                                      0282
     VOTES AS IN THIS
     EXAMPLE.

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSALS 4, 5, 6, AND 7.

-------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.
-------------------------------------------------------------------------------

                          FOR                  WITHHELD                                        FOR        AGAINST       ABSTAIN
 1.  Election of                                               2.  Ratification of the
     Directors            [ ]                   [ ]                appointment of Ernst &      [ ]          [ ]           [ ]
     (See reverse)                                                 Young LLP as
                                                                   Independent Auditors

For, except vote withheld from the following nominee(s):

                                                               3.  Approval of the 2002
--------------------------------------------------------           Stock Option Plan of        [ ]          [ ]           [ ]
                                                                   The Coca-Cola Company

-------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, 6, AND 7.
-------------------------------------------------------------------------------


                                             FOR       AGAINST     ABSTAIN
4.  Approval of Share-owner
    Proposal on Company Report on            [ ]         [ ]         [ ]
    Beverage Container Recycling
    Goals

5.  Approval of Share-owner
    Proposal on Global Set of                [ ]         [ ]         [ ]
    Corporate Standards

6.  Approval of Share-owner
    Proposal on The China Business           [ ]         [ ]         [ ]
    Principles

7.  Approval of Share-owner
    Proposal on Stock Options                [ ]         [ ]         [ ]

-------------------------------------------------------------------------------
SPECIAL ACTION
--------------
                                          Mark here if you
                                          plan to attend the         [ ]
                                          Annual Meeting
-------------------------------------------------------------------------------


SIGNATURE (S)                                             DATE
             ------------------------------------------        ---------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE *


The Coca-Cola Company encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number which is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

1.       To vote over the Internet:

         -        Log on to the Internet and go to the web site
                  HTTP://WWW.EPROXYVOTE.COM/KO

2.       To vote over the telephone:

         -        On a touch-tone telephone, call 1-877-PRX-VOTE
                  (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Sign up to receive next year's annual report and proxy materials via the Internet. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit www.econsent.com/ko

-------------------------------------------------------------------------------
                          (BRING THIS TICKET WITH YOU IF ATTENDING THE MEETING)

                             ADMISSION TICKET

                             ANNUAL MEETING OF SHARE OWNERS
                             OF THE COCA-COLA COMPANY

                             WEDNESDAY, APRIL 17, 2002
                             9:30 A.M., LOCAL TIME
                             THE THEATER AT MADISON SQUARE GARDEN
                             SEVENTH AVENUE BETWEEN W. 31ST AND W. 33RD STREETS NEW YORK, NEW YORK

                                     PROXY

                          [THE COCA-COLA COMPANY LOGO]

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF THE COCA-COLA COMPANY

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Donald F. McHenry, Paul F. Oreffice and Peter V. Ueberroth, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs Putnam Fiduciary Trust Company, Trustee under the Coca-Cola Enterprises, Inc. Matched Employee Savings and Investment Plan, The Lansing Matched Employee Savings and Investment Plan, The Coca-Cola Bottling Company of New York, Inc. Savings Plan for Southern New England, Central States Coca-Cola Bottling Company 401(k) Plan for St. Louis Bargaining Employees to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2002 Annual Meeting of Share Owners to be held in The Theater at Madison Square Garden, New York, New York, on April 17, 2002, at 9:30 a.m., local time, and any adjournments or postponements thereof, unless otherwise specified herein. THE PROXIES, IN THEIR DISCRETION, ARE FURTHER AUTHORIZED TO VOTE (X) FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, (Y) ON MATTERS WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE MEETING BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE, AND (Z) ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 2002 ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

      Election of Directors:
       Nominees (terms expiring in 2005)
         01. Cathleen P. Black  02. Warren E. Buffett  03. Douglas N. Daft
         04. Susan B. King
       Nominees (terms expiring in 2004)
         05. Barry Diller  06. Robert L. Nardelli

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *



                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS

               The Annual Meeting of Share Owners of The Coca-Cola Company (the "Company") will be held in The Theater at Madison Square Garden, New York, New York, on Wednesday, April 17, 2002, at 9:30 a.m., local time. The purposes of the meeting are:

         1. To elect four Directors to serve until the 2005 Annual Meeting of Share Owners and two Directors to serve until the 2004 Annual Meeting of Share Owners,

         2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2002 fiscal year,

         3.       To approve the 2002 Stock Option Plan of The Coca-Cola
                  Company,

         4.       To vote on four proposals submitted by share owners, and

         5. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

         The Board of Directors set February 22, 2002, as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to receive this notice of the meeting, and vote at the meeting and any adjournments or postponements of the meeting.

         We will make available a list of share owners as of the close of business on February 22, 2002, for inspection during normal business hours from April 5 through April 16, 2002, at the Company's principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available at the meeting.

                                           By Order of the Board of Directors
                                           SUSAN E. SHAW
                                           Secretary

--------------------------------------------------------------------------------
                                                   (ADMISSION TICKET ON REVERSE)
                  (BRING THE ADMISSION TICKET WITH YOU IF ATTENDING THE MEETING)

DIRECTIONS TO THE THEATER AT MADISON SQUARE GARDEN:

By Subway:
         1, 2, 3 or 9 (Seventh Avenue Lines), A, C or E (Eighth Avenue Subway) to 34th Street/Penn Station.
         Also B, D, F, N, Q, R or Path to 34th Street/Avenue of the Americas (one block walk).

By Train:
         To Penn Station: Long Island Railroad, New Jersey Transit, Amtrak. From Westchester/Connecticut: Metro-North to Grand Central Station, subway shuttle to Times Square to 1, 2, 3, or 9 subway trains downtown one stop.

By Car:
         Drive into Manhattan via any connecting bridge, tunnel or road. Meyers Parking, the official facility of Madison Square Garden, has locations at:

         230 W. 31st Street between 7th & 8th Avenues, (212) 736-8233 325 W. 34th Street between 8th & 9th Avenues, (212) 279-7310 441 9th Avenue, (212) 594-5242

[X]  PLEASE MARK YOUR                                                      9907
     VOTES AS IN THIS
     EXAMPLE.

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSALS 4, 5, 6, AND 7.


-------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.
-------------------------------------------------------------------------------

                       FOR     WITHHELD                                                     FOR    AGAINST   ABSTAIN

 1.  Election of       [ ]      [ ]                        2.  Ratification of the          [ ]      [ ]       [ ]
     Directors                                                 appointment of Ernst &
     (See reverse)                                             Young LLP as
                                                               Independent Auditors

For, except vote withheld from the following nominee(s):

                                                           3.  Approval of the 2002         [ ]      [ ]       [ ]
                                                               Stock Option Plan of
---------------------------------------------------------      The Coca-Cola Company

-------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, 6, AND 7.
-------------------------------------------------------------------------------

                                             FOR    AGAINST   ABSTAIN

4.  Approval of Share-owner                  [ ]      [ ]       [ ]
    Proposal on Company Report on
    Beverage Container Recycling
    Goals

5.  Approval of Share-owner                  [ ]      [ ]       [ ]
    Proposal on Global Set of
    Corporate Standards


6.  Approval of Share-owner                  [ ]      [ ]       [ ]
    Proposal on The China Business
    Principles


7.  Approval of Share-owner                  [ ]      [ ]       [ ]
    Proposal on Stock Options



-------------------------------------------------------------------------------
SPECIAL ACTION
--------------

                     Mark here if you                 [ ]
                     plan to attend the
                     Annual Meeting
-------------------------------------------------------------------------------

SIGNATURE (S)                                           DATE
              -----------------------------------------      ----------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                          * FOLD AND DETACH HERE *

The Coca-Cola Company encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number which is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

1.       To vote over the Internet:

         -        Log on to the Internet and go to the web site
                  HTTP://WWW.EPROXYVOTE.COM/KO

2.       To vote over the telephone:

         -        On a touch-tone telephone, call 1-877-PRX-VOTE
                  (1-877-779-8683) 24 hours a day, 7 days a week


Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Sign up to receive next year's annual report and proxy materials via the Internet. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit www.econsent.com/ko

--------------------------------------------------------------------------------

                           (BRING THIS TICKET WITH YOU IF ATTENDING THE MEETING)

                                       ADMISSION TICKET

                              ANNUAL MEETING OF SHARE OWNERS
                              OF THE COCA-COLA COMPANY

                              WEDNESDAY, APRIL 17, 2002
                              9:30 A.M., LOCAL TIME
                              THE THEATER AT MADISON SQUARE GARDEN
                              SEVENTH AVENUE BETWEEN W. 31ST AND W. 33RD STREETS NEW YORK, NEW YORK